The information in this Preliminary Prospectus Supplement and the accompanying prospectus is not complete and may be changed. This Preliminary Prospectus Supplement relates to an effective registration statement under the Securities Act of 1933, as amended. This Preliminary Prospectus Supplement and the accompanying prospectus are not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-275151
Subject to completion, dated February 1, 2024
Preliminary Prospectus Supplement
(To prospectus dated October 24, 2023)
National Rural Utilities Cooperative Finance Corporation
$      7.125% Fixed-to-Fixed Reset Rate
Subordinated Notes due 2053
(Subordinated Deferrable Interest Notes)
This is an offering by National Rural Utilities Cooperative Finance Corporation of $       aggregate principal amount of its 7.125% Fixed-to-Fixed Reset Rate Subordinated Notes due 2053 (Subordinated Deferrable Interest Notes) (the “Notes”).
The Notes will be issued as additional notes under the Indenture (as defined herein) pursuant to which we previously issued $300,000,000 aggregate principal amount of our 7.125% Fixed-to-Fixed Reset Rate Subordinated Notes due 2053 (the “Initial Notes”). The Notes offered hereby will have the same terms as the Initial Notes, other than the date of issuance, the issue price and the first interest payment date, will be treated as a single series of securities with the Initial Notes under the Indenture, will be fungible with the Initial Notes for U.S. federal income tax purposes, will have the same CUSIP number as the Initial Notes and will trade interchangeably with the Initial Notes. Holders of the Notes offered hereby and the Initial Notes will vote as one class under the Indenture. Upon the issuance of the Notes offered hereby, the aggregate principal amount of outstanding 7.125% Fixed-to-Fixed Reset Rate Subordinated Notes due 2053 will be $      .
The Notes are our unsecured, subordinated debt instruments and will bear interest (i) from and including the date they are issued to, but excluding September 15, 2028 at an annual rate of 7.125%, and (ii) from and including September 15, 2028, during each Reset Period (as defined herein), at an annual rate equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus a spread of 3.533%, to be reset on each Reset Date (as defined herein). Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2024. The Notes will mature on September 15, 2053.
So long as no event of default with respect to the Notes has occurred and is continuing, we may, at our option, defer interest payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods (as defined herein) each. During any deferral period, interest on the Notes will continue to accrue at the then- applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the Notes) and, in addition, interest on deferred interest will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. See “Description of the Notes — Option to Defer Interest Payments” below.
The Notes are being offered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
We may redeem the Notes at the times and at the applicable redemption prices described in this prospectus supplement under the section “Description of the Notes — Redemption — Optional Redemption.” The Notes will be unsecured and will rank subordinate in right of payment to all of our current and future senior indebtedness. The Notes will be senior to our members’ subordinated certificates. The Notes will rank equal in right of payment and upon liquidation to our outstanding subordinated notes and any other equally-ranked subordinated notes we may issue.
We do not intend to apply for listing of the Notes on any securities exchange. The Notes are not insured or guaranteed by any governmental agency.
Investing in the Notes involves certain risks. You should consider the information under the heading “Risk Factors” on page S-7 of this prospectus supplement before investing in the Notes.
None of the United States Securities and Exchange Commission, any state securities commission or any foreign governmental agency has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to us	%	$

(1)
The public offering price set forth above for the Notes offered hereby does not include accrued interest of $       in the aggregate from and including September 15, 2023 up to, but not including, the date of delivery of the Notes offered hereby, which will be paid by the purchasers of the Notes offered hereby.

The underwriter expects to deliver the Notes offered hereby in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking S.A. and Euroclear Bank S.A./N.V. on or about February   , 2024.
Sole Book-Running Manager
Mizuho
February   , 2024

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any written communication from us or the underwriters specifying the final terms of the offering. We have not, and the underwriter has not, authorized anyone to provide you with different information. You should not assume that the information incorporated by reference or contained in this prospectus supplement, the accompanying prospectus and any written communication from us or the underwriter specifying final terms of the offering is accurate as of any date other than its respective date. We are not, and the underwriter is not, making an offer of these Notes in any state or other jurisdiction where such an offer is not permitted.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
In addition to using our full name, we also refer to our company as “CFC,” “we,” “us,” and “our”. References in this prospectus supplement to “$” and “dollars” are to the currency of the United States.

Prospectus Supplement
Prospectus

S-i

FORWARD-LOOKING STATEMENTS
This prospectus supplement contains certain statements that are considered “forward-looking statements” as defined in and within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts or statements of current conditions. Instead, forward-looking statements represent management’s current beliefs and expectations, based on certain assumptions and estimates made by, and information available to, management at the time the statements are made, regarding our future plans, strategies, operations, financial results or other events and developments, many of which, by their nature, are inherently uncertain and outside our control. Forward-looking statements are generally identified by the use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projections, including statements about loan volume, the adequacy of the allowance for credit losses, operating income and expenses, leverage and debt-to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance may differ materially from our forward-looking statements. Therefore, you should not place undue reliance on any forward-looking statement and should consider the risks and uncertainties that could cause our current expectations to vary from our forward-looking statements, including, but not limited to, legislative changes that could affect our tax status and other matters, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, nonperformance of counterparties to our derivative agreements, economic conditions and regulatory or technological changes within the rural electric industry, the costs and impact of legal or governmental proceedings involving us or our members, general economic conditions, governmental monetary and fiscal policies, the occurrence and effect of natural disasters, including severe weather events or public health emergencies and the factors listed and described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023 and our subsequently filed periodic reports (which are incorporated by reference into this prospectus supplement) and elsewhere in this prospectus supplement. Forward-looking statements speak only as of the date they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect the impact of events, circumstances or changes in expectations that arise after the date any forward-looking statement is made.

SUMMARY
This summary highlights selected information from this prospectus supplement and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus supplement and the other documents to which it refers to understand fully the terms of the Notes and the offering. Investing in the Notes involves risk. See “Risk Factors” in this prospectus supplement for more information.
In this prospectus supplement, the term “Initial Notes” refers to the $300,000,000 aggregate principal amount of our 7.125% Fixed-to-Fixed Reset Rate Subordinated Notes due 2053 previously issued on May 26, 2023, and, unless the context otherwise requires, the term “Notes” refers to the additional 7.125% Fixed-to-Fixed Reset Rate Subordinated Notes due 2053 offered hereby and the Initial Notes.
National Rural Utilities Cooperative Finance Corporation
CFC is a member-owned, nonprofit finance cooperative association incorporated under the laws of the District of Columbia in April 1969. CFC’s principal purpose is to provide its members and associates with financing to supplement the loan programs of the Rural Utilities Service of the United States Department of Agriculture. CFC extends loans to its rural electric members for construction, acquisitions, system and facility repairs and maintenance, enhancements and ongoing operations to support the goal of electric distribution and generation and transmission (“power supply”) systems of providing reliable, affordable power to the customers they serve. CFC also provides its members and associates with credit enhancements in the form of letters of credit and guarantees of debt obligations. As a cooperative, CFC is owned by and exclusively serves its membership, which consists of not-for-profit entities or subsidiaries or affiliates of not-for-profit entities. CFC is exempt from federal income taxes under Section 501(c)(4) of the Internal Revenue Code. As a member-owned cooperative, CFC’s objective is not to maximize profit, but rather to offer members cost-based financial products and services. CFC annually allocates its net earnings, which consist of net income excluding the effect of certain noncash accounting entries, to: (i) a cooperative educational fund; (ii) a general reserve, if necessary; (iii) members based on each member’s patronage of CFC’s loan programs during the year; and (iv) a members’ capital reserve. CFC funds its activities primarily through a combination of public and private issuances of debt securities, member investments and retained equity. As a Section 501(c)(4) tax-exempt, member-owned cooperative, CFC cannot issue equity securities. The Company’s headquarters are located at 20701 Cooperative Way, Dulles, VA 20166 and its telephone number is (703) 467-1800.
Our financial statements include the consolidated accounts of CFC and National Cooperative Services Corporation (“NCSC”).
NCSC is a taxable cooperative incorporated in 1981 in the District of Columbia as a member-owned cooperative association. The principal purpose of NCSC is to provide financing to its members, entities eligible to be members of CFC, the for-profit and not-for-profit entities that are owned, operated or controlled by its members, or provide significant benefit to Class A, B and C members of CFC. NCSC’s membership consists of distribution systems, power supply systems and statewide and regional associations that were members of CFC and not-for-profit and for-profit rural telecommunications entities. CFC, which is the primary source of funding for NCSC, manages NCSC’s business operations under a management agreement that is automatically renewable on an annual basis unless terminated by either party. NCSC pays CFC a fee and, in exchange, CFC reimburses NCSC for loan losses under a guarantee agreement. As a taxable cooperative, NCSC pays income tax based on its reported taxable income and deductions. NCSC is headquartered with CFC in Dulles, Virginia.
At February 1, 2024, after taking into consideration systems that are members of both CFC and NCSC and eliminating memberships between CFC and NCSC, our consolidated membership totaled 1165 and 277 associates. Our consolidated members include 843 electric distribution systems, 68 power supply systems, 193 telecommunications members, 61 statewide and regional associations and one national association. CFC has borrowers and associates in 49 states, the District of Columbia and two U.S. territories.
The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information, you should refer to the information under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The Notes
The following is a summary of the terms of the Notes. The Notes will be governed by that certain indenture dated as of October 15, 1996 (the “Indenture”), between us and U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”). Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the Notes, see the section of this prospectus supplement entitled “Description of the Notes.”
Issuer
National Rural Utilities Cooperative Finance Corporation
Securities Offered
We are offering $       aggregate principal amount of our 7.125% Fixed-to-Fixed Reset Rate Subordinated Notes due 2053 (Subordinated Deferrable Interest Notes). The Notes will be issued in registered form and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes offered hereby will have the same terms as the Initial Notes other than the date of issuance, the issue price and the first interest payment date, will be treated as a single series of securities with the Initial Notes under the Indenture, will be fungible with the Initial Notes for U.S. federal income tax purposes, will have the same CUSIP number as the Initial Notes and will trade interchangeably with the Initial Notes. Holders of the Notes offered hereby and the Initial Notes will vote as one class under the Indenture. Upon the issuance of the Notes offered hereby, the aggregate principal amount of outstanding 7.125% Fixed-to-Fixed Reset Rate Subordinated Notes due 2053 will be $      .
Maturity Date
September 15, 2053
Interest Rate
The Notes will bear interest (i) from and including the date they are issued to, but excluding, September 15, 2028 (the “First Reset Date”) at an annual rate of 7.125% and (ii) from and including the First Reset Date, during each Reset Period at an annual rate equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 3.533%, to be reset on each Reset Date. For the definitions of the terms “Reset Period,” “Five-year U.S. Treasury Rate,” “Reset Interest Determination Date” and “Reset Date” and for other important information concerning the calculation of interest on the Notes, see “Description of the Notes — Interest Rate and Maturity.”
Interest Payment Dates
Subject to our right to defer interest payments as described under “Optional Interest Deferral” below, interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2024.
Optional Interest Deferral
So long as no event of default under the Indenture with respect to the Notes has occurred and is continuing, we may, at our option, defer interest payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes or end on a day other than the day immediately preceding an interest payment date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the Notes and may choose to do that on one or more occasions. No interest will be due or payable on the Notes during any such Optional Deferral Period unless we elect, at our option, to redeem Notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date on the Notes being redeemed, or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an event of default with respect to the Notes, in which case all accrued and unpaid interest on the Notes shall become due and payable. We may elect, at our option, to extend the length of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods (so long as the entire Optional
Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the Notes). We may also elect, at our option, to shorten the length of any Optional Deferral Period. We cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid interest on the Notes from any previous Optional Deferral Periods. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. For the definition of the term “event of default,” see “Description of the Notes — Events of Default” and for the definition of the term “Interest Payment Period” and other important information concerning our right to defer interest payments on the Notes, see “Description of the Notes — Option to Defer Interest Payments.”
If we defer payments of interest on the Notes, the Notes will be treated at that time, solely for purposes of the original issue discount rules, as having been retired and reissued with original issue discount for U.S. federal income tax purposes. This means that if you are subject to U.S. federal income taxation on a net income basis, you would be required to include in your gross income for U.S. federal income tax purposes the deferred interest payments on your Notes before you receive any cash, regardless of your regular method of accounting for U.S. federal income tax purposes. For more information concerning the tax consequences you may have if payments of interest are deferred, see “Risk Factors — Holders of the Notes subject to U.S. federal income taxation may have to pay taxes on interest before they receive payments from us” and “Certain Material U.S. Federal Tax Considerations.”
Certain Restrictions during an Optional Deferral Period
During any Optional Deferral Period we may not declare or pay any interest on, or principal of, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our members’ subordinated certificates.
Subordination and Ranking
The Notes will be unsecured and will rank subordinate in right of payment to all of our current and future senior indebtedness. The

Notes will be senior to our members’ subordinated certificates. The Notes will rank equal in right of payment and upon liquidation to our outstanding subordinated deferrable debt and any other equally- ranked subordinated debt we may issue.
Optional Redemption
At our option, we may redeem some or all of the Notes, as applicable, before their maturity, as follows:
•
in whole or from time to time in part, on any day during any Par Call Period (as defined in “Description of the Notes — Redemption — Optional Redemption”) at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus, subject to the terms described in the first paragraph under “Description of the Notes — Redemption — Redemption Procedures” accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date;

•
in whole but not in part, at any time within 120 days after a Tax Event (as defined in “Description of the Notes — Redemption — Redemption Following a Tax Event”) at a redemption price in cash equal to 100% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “Description of the Notes — Redemption — Redemption Procedures” accrued and unpaid interest on the Notes to, but excluding, the redemption date; and

•
in whole but not in part, at any time within 120 days after a Rating Agency Event (as defined in “Description of the Notes — Redemption — Redemption Following a Rating Agency Event”) at a redemption price in cash equal to 102% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “Description of the Notes — Redemption — Redemption Procedures” accrued and unpaid interest on the Notes to, but excluding, the redemption date.

Events of Default
The following “events of default” are applicable to the Notes instead of the events of default described in the accompanying prospectus:
•
failure to pay interest on the Notes within 60 days after such interest is due (provided, however, that a failure to pay interest during a valid Optional Deferral Period will not constitute an event of default, as described below under “Description of the Notes — Option to Defer Interest Payments”);

•
failure to pay principal of or any premium on the Notes when due; and

•
certain bankruptcy, insolvency or reorganization events with respect to CFC.

No event of default with respect to one series of subordinated debt securities necessarily constitutes an event of default with respect to another series of subordinated debt securities.
Use of Proceeds
We expect to receive proceeds, after deducting the underwriting discounts and other offering expenses payable by us, of approximately $      . The proceeds will be used by us for general corporate purposes.

Listing
We do not intend to list the Notes on any securities exchange.
Risk Factors
Investing in the Notes involves certain risks. You should consider carefully the risk factors discussed under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023, as such risk factors may be updated from time to time in our Quarterly Reports on Form 10-Q, before investing in the Notes.
Governing Law
The Notes and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regards to its principles of conflicts of laws.
Book-Entry Depository
The Depository Trust Company
Trustee
U.S. Bank Trust Company, National Association
Additional Issues
We may, without the consent of the existing holders of the Notes, issue additional Notes and thereby increase the principal amount in the future, on the same terms and conditions and with the same CUSIP number as the Notes we offer by this prospectus supplement. Any such additional Notes will, together with the Notes we offer by this prospectus supplement, constitute a single series of Notes under the Indenture. We will not issue any further securities intended to form a single series with the Notes unless such further securities will be fungible with all Notes of the same series for U.S. federal income tax purposes.

RISK FACTORS
Investing in the Notes involves significant risks. Before you invest in the Notes, you should consider carefully the following risks relating to the Notes in addition to the other information contained in this prospectus supplement and the accompanying prospectus, the risks and uncertainties discussed in the accompanying prospectus under “Risk Factors” and under Item 1A, “Risk Factors,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023 and in other filings we have made with the Securities and Exchange Commission (the “SEC”) after the date of the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Additional risks and uncertainties not presently known to us may also impair our business operations, financial results and the value of the Notes.
Our obligations under the Notes will be unsecured and will be subordinated.
Our obligations under the Notes are unsecured and will rank subordinate in right of payment to our senior indebtedness (as defined in the Indenture). This means that we may not make any payments of principal or interest on the Notes:
•
if there shall have occurred a default in the payment of principal or mandatory prepayments of or premium, if any, sinking funds or interest on any senior indebtedness, or

•
if any event of default (other than a default in the payment of principal, premium, if any, mandatory prepayments, sinking funds or interest) with respect to any senior indebtedness that permits the holders thereof to accelerate the maturity of such senior indebtedness, and such event of default has not been cured or waived and not ceased to exist.

The Notes will rank equal in right of payment and upon liquidation to our outstanding subordinated indebtedness. For more information on the subordination provisions and the definition of “senior indebtedness,” see “Description of the Notes — Ranking” in this prospectus supplement.
At November 30, 2023, CFC had approximately $30.9 billion of indebtedness that will rank senior in priority with respect to the Notes, including contingent guarantees of $0.9 billion, and had $1.2 billion of subordinated indebtedness that will rank equal in right of payment and upon liquidation with the Notes.
The Notes will be senior to CFC’s members’ subordinated certificates. The Indenture contains no restrictions on the amount of additional senior or subordinated indebtedness that we may issue under it.
Due to the subordination provisions described in “Description of the Notes — Ranking,” in the event of our insolvency, funds which we would otherwise use to pay to the holders of the Notes will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full.
We can defer interest payments on the Notes for one or more Optional Deferral Periods of up to 20 consecutive semi-annual Interest Payment Periods each, which may affect the market price of the Notes.
So long as no event of default (as defined below under “Description of the Notes — Events of Default”) with respect to the Notes has occurred and is continuing, we may, at our option, defer interest payments on the Notes, from time to time, for one or more Optional Deferral Periods of up to 20 consecutive semi-annual Interest Payment Periods each, except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes or end on a day other than the day immediately preceding an interest payment date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the Notes and may choose to do that on one or more occasions. Moreover, following the end of any Optional Deferral Period, if all amounts then due on the Notes are paid, we could immediately start a new Optional Deferral Period of up to 20 consecutive semi-annual Interest Payment Periods. No interest will be due or payable on the Notes during any Optional Deferral Period unless we elect, at our option, to redeem Notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date on the Notes being redeemed, or unless the principal of and interest on the Notes shall have been declared due and payable as a result of an event of default with respect to the Notes, in which case all accrued and unpaid interest on the Notes shall become due and payable. Instead, interest on the Notes would be deferred but would continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period interest on the deferred interest would accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. If we exercise this interest deferral right, the Notes may trade at a price that does not reflect the value of accrued and unpaid interest on the Notes or that is otherwise substantially less than the price at which the Notes would have traded if we had not exercised such deferral right. If we exercise this interest deferral right and you sell your Notes during an Optional Deferral Period, you may not receive the same return on your investment as a holder that continues to hold its Notes until we pay the deferred interest following the end of such Optional Deferral Period. In addition, as a result of our right to defer interest payments, the market price of the Notes may be more volatile than other securities that do not have these rights.
Holders of the Notes subject to U. S. federal income taxation may have to pay taxes on interest before they receive payments from us.
If we defer interest payments on the Notes, a holder of the Notes subject to U.S. federal income tax on a net income basis will be required to accrue interest income for U.S. federal income tax purposes in respect of such holder’s proportionate share of the accrued but unpaid interest on the Notes, even if such holder normally reports income when received. As a result, a holder will be required to include the accrued interest in such holder’s gross income for U.S. federal income tax purposes even though such holder will not have received any cash. A holder’s adjusted tax basis in a Note generally will be increased by such amounts that it was required to include in gross income. In addition, unpaid interest accrued on the Notes during an Optional Deferral Period will be payable on the interest payment date immediately following the last day of such Optional Deferral Period. If a holder sells its Notes on or before the record date for such interest payment date, then all of the interest accrued on such Notes during the Optional Deferral Period will be paid to the person who is the registered owner of those Notes at the close of business on such record date, and the holder who sold those Notes will not receive from us any of the interest that accrued on those Notes during the Optional Deferral Period and that such holder reported as income for tax purposes. Holders should consult with their tax advisors regarding the tax consequences of an investment in the Notes. For more information regarding the U.S. tax consequences of purchasing, owning and disposing of the Notes, see “Certain Material U.S. Federal Tax Considerations” below.
The interest rate will reset on the First Reset Date and each subsequent Reset Date and any interest payable after the First Reset Date may be less than the initial fixed annual rate of 7.125% in effect until the First Reset Date.
The annual interest rate on the Notes during each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 3.533%. Therefore, the interest rate for any five-year Reset Period commencing on or after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect U.S. Treasury Rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury Rates. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time before or after the First Reset Date, and you should not take the historical U.S. Treasury Rates as an indication of future rates.
We may elect to cause the redemption of the Notes when prevailing interest rates are relatively low.
As described under “Description of the Notes — Redemption, we may at our option redeem the Notes in whole or in part at the times and the applicable redemption price described thereunder. Consequently, we may choose to redeem your Notes at a time when prevailing interest rates are lower than the effective interest rate paid on your Notes and at times when the trading price of your Notes is above the redemption price. You may not be able to reinvest the redemption proceeds in an investment with a return that is as high as the return you would have earned on the Notes if they had not been redeemed and with a similar level of investment risk.
Investors should not expect us to redeem the Notes on the first or any other date on which they are redeemable.
The Notes may be redeemed by us at our option either in whole or in part, from time to time, on any day during any Par Call Period. In addition, the Notes may be redeemed by us at our option, in whole but not in part, within 120 days after either a Tax Event or a Rating Agency Event (as those terms are defined under “Description of the Notes — Redemption”). Any decision we may make at any time to redeem the Notes before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy, and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the Notes on the first or any other date on which they are redeemable.
The Trustee has only limited rights of acceleration.
The Trustee may accelerate payment of the principal and accrued and unpaid interest on the Notes only upon the occurrence and continuation of an event of default under the Notes. An event of default is generally limited to payment defaults after giving effect to our optional deferral rights and specific events of bankruptcy, insolvency and reorganization relating to us. There is no right to acceleration upon breaches by us of other covenants under the Indenture.
While a trading market developed after issuing the Initial Notes, we cannot assure you that an active trading market for the Notes will be maintained.
While a trading market developed after issuing the Initial Notes, we cannot assure you that an active trading market for the Notes will be maintained. In addition, the Initial Notes are not listed, and we do not intend to list the Notes, on any securities exchange. The underwriter has advised us that it intends to continue to make a market for the Notes, but it has no obligation to do so and may discontinue market making at any time and for any reason without providing any notice. We cannot give any assurance as to the liquidity of any trading market for the Notes. The lack of a trading market could adversely affect your ability to sell the Notes and the price at which you may be able to sell the Notes.
Changes in our credit ratings or the debt markets could adversely affect the market price of the Notes.
The market price for the Notes depends on many factors, including, among other things:
•
our credit ratings with major credit rating agencies, including with respect to the Notes;

•
the prevailing interest rates being paid by other companies similar to us;

•
our operating results, financial condition and future prospects;

•
our election to defer interest payments on the Notes (see “Description of the Notes — Option to Defer Interest Payments”); and

•
economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally, including continuing uncertainty about the strength and speed of recovery in the United States and other key economies, the impact of governmental stimulus and austerity initiatives, and sovereign credit concerns in Europe and other key economies.

The price of the Notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Notes.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the price of the Notes.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement information we have filed with the SEC. This permits us to disclose important information to you by referring to these filed documents. The information incorporated by reference is an important part of this prospectus supplement, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus supplement. Absent unusual circumstances, we will have no obligation to amend this prospectus supplement, other than filing subsequent information with the SEC. The historical and future information that is incorporated by reference in this prospectus supplement is considered to be part of this prospectus supplement. The information included elsewhere in the prospectus and this prospectus supplement, and the following information incorporated by reference is considered to be part of the prospectus and this prospectus supplement:
•
Annual Report on Form 10-K for the fiscal year ended May 31, 2023 (filed August 2, 2023);

•
Quarterly Reports on Form 10-Q for the quarters ended August 31, 2023 (filed October 12, 2023) and November 30, 2023 (filed January 12, 2024); and

•
Current Reports on Form 8-K, dated June 19, 2023 (filed June 22, 2023), October 27, 2023 (filed October 27, 2023), November 20, 2023 (filed November 22, 2023) and December 19, 2023 (filed December 20, 2023).

CFC also incorporates by reference all additional documents that it may file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus supplement and the termination of the offering of the Notes. However, CFC is not incorporating any document or information that is deemed to be furnished and not filed in accordance with SEC rules.
You may obtain a copy of these filings from the SEC’s website at www.sec.gov or you may request, at no cost (other than an exhibit to these filings, or an exhibit to any other filings incorporated by reference into this registration statement, unless we have incorporated that exhibit by reference into this registration statement), a copy of these filings from CFC by writing or telephoning us at the following address:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166-6691
(703) 467-1800
Attn: Yu Ling Wang, Senior Vice President and Chief Financial Officer
These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus supplement or the accompanying prospectus. See also “Where You Can Find More Information” on page 1 of the accompanying prospectus.

USE OF PROCEEDS
The net proceeds from the sale of the Notes offered hereby are estimated to be $      . The net proceeds will be used for general corporate purposes.
DESCRIPTION OF THE NOTES
On May 17, 2023, we issued $300,000,000 in aggregate principal amount of 7.125% Fixed-to-Fixed Reset Rate Subordinated Notes due 2053, which we refer to as the “Initial Notes.” The Notes offered hereby will be issued pursuant to the same Indenture as the Initial Notes. The Notes offered hereby will have the same terms as the Initial Notes, other than the date of issuance, the issue price and the first interest payment date, will have the same CUSIP number as the Initial Notes and will trade interchangeably with the Initial Notes. The Initial Notes and the Notes offered hereby will be treated as a single series of securities for all purposes under the Indenture, including, without limitation, waivers, amendments and offers to purchase. Holders of each of the Initial Notes, the Notes offered hereby and any additional notes of the same series that we issue in the future pursuant to the Indenture will vote as one class under the Indenture. The Notes offered hereby will be fungible with the Initial Notes for U.S. federal income tax purposes.
General
The following description of specific terms of the Notes should be read in conjunction with the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption “Description of Subordinated Debt Securities.”
The Notes will be issued as a series of subordinated debt securities under the Indenture. The Notes offered hereby together with the Initial Notes will constitute a single series of debt securities under the Indenture. Upon the issuance of the Notes offered hereby, the aggregate principal amount of outstanding 7.125% Fixed-to-Fixed Reset Rate Subordinated Notes due 2053 will be $      . There is no limit on the amount of additional securities similar to the Notes that may be issued under the Indenture. We may, without the consent of the existing holders of the Notes, issue additional Notes and thereby increase that principal amount in the future, on the same terms and conditions (other than the offering price, the date of issuance and, if applicable, the date from which interest thereon shall begin to accrue and the first interest payment date, and except that the provisions of the Notes specifying the rate of interest thereon to but excluding the First Reset Date shall not be applicable to any such additional Notes whose date of original issuance is on or after the First Reset Date) and with the same CUSIP number as the Notes we offer by this prospectus supplement. Any such additional Notes will, together with the Notes we offer by this prospectus supplement, constitute a single series of Notes under the Indenture. We will not issue any further securities intended to form a single series with the Notes unless such further securities will be fungible with all Notes of the same series for U.S. Federal income tax purposes.
Interest Rate and Maturity
The Notes will mature on September 15, 2053. If that day is not a business day, payment of principal and interest will be postponed to the next business day and no interest will accrue as a result of that postponement.
The Notes are our unsecured, subordinated debt instruments and will bear interest (i) from and including the date they are issued to, but excluding September 15, 2028, at an annual rate of 7.125%, payable semi-annually in arrears, and (ii) from and including September 15, 2028, during each Reset Period, at an annual rate equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 3.533%, to be reset on each Reset Date. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2024, to the person in whose name such Note is registered at the close of business (i) on the business day immediately preceding such Interest Payment Date if the Notes are in book-entry only form or (ii) on the 15th calendar day preceding such Interest Payment Date if the Notes are not in book-entry only form (whether or not a business day), provided that interest payable at maturity or on a redemption date will be paid to the person to whom principal is payable.

The applicable interest rate for each Reset Period will be determined by the Calculation Agent (as described below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:
“Calculation Agent” means U.S. Bank Trust Company, National Association, or any other firm appointed by us, acting as calculation agent. We or any of our affiliates may assume the duties of the Calculation Agent.
“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, as applicable, an interest rate (expressed as a decimal) determined to be the per annum rate (i) equal to the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recent H.15 (as defined herein) as of 5:00 p.m. (Eastern Time); or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time) as of any date of determination.
“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).
The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Interest Determination Date.
“Reset Date” means the First Reset Date and September 15 of every fifth year after 2028. “Reset Interest Determination Date” means, in respect of any Reset Period, the day that is two business days prior to the first day of such Reset Period.
“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.
If the Calculation Agent determines that the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described above, the Calculation Agent may determine whether there is an industry- accepted successor rate to the Five-year U.S. Treasury Rate. If the Calculation Agent determines that there is such an industry-accepted successor rate, then the Five-year U.S. Treasury Rate shall be such successor rate and, in that case, the Calculation Agent may adjust the spread and may determine and adjust the business day convention, the definition of a “business day” and the Reset Interest Determination Date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the Five-year U.S. Treasury Rate in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate. If the Calculation Agent determines that there is no industry-accepted successor rate, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if this sentence is applicable with respect to the first Reset Interest Determination Date, 3.592%.
The applicable interest rate for each Reset Period will be determined by the Calculation Agent, as of the applicable Reset Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify us of the interest rate for the Reset Period and we will promptly notify, or cause the Calculation Agent to promptly notify, the Trustee and paying agent of such interest rate. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest beginning on or after the First Reset Date will be on file at our principal offices, will be made available to any holder or beneficial owner of the Notes upon request, and will be final and binding in the absence of manifest error.

We will give notice of the relevant Five-year U.S. Treasury Rate as soon as reasonably practicable following each Reset Interest Determination Date to the Trustee and paying agent.
Interest accumulating or payable on the Notes for any interest period (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
If any interest payment date, redemption date or the maturity date of the Notes is not a business day (as defined in the Indenture) at any place of payment, then payment of the principal, premium, if any, and interest will be made on the next business day (as defined in the Indenture) at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.
Option to Defer Interest Payments
So long as no event of default (as defined below under “— Events of Default”) with respect to the Notes has occurred and is continuing, we may, at our option, defer interest payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive Interest Payment Periods each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes or end on a day other than the day immediately preceding an interest payment date. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law.
No interest will be due or payable on the Notes during an Optional Deferral Period, except upon a redemption of any Notes on any redemption date during such Optional Deferral Period (in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the Notes to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date), or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an event of default with respect to the Notes (in which case all accrued and unpaid interest, including, to the extent permitted by applicable law, any compound interest, on the Notes shall become due and payable). All references in the Notes and, insofar as relates to the Notes, the Indenture, to “interest” on the Notes shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.
Before the end of any Optional Deferral Period that is shorter than 20 consecutive Interest Payment Periods, we may elect, at our option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the final maturity date of the Notes. We may also elect, at our option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an interest payment date. At the end of any Optional Deferral Period, if all amounts then due on the Notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any compound interest), are paid, we may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, we may not begin a new Optional Deferral Period unless we have paid all accrued and unpaid interest on the Notes (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods.
During any Optional Deferral Period we may not declare or pay any interest on, or principal of, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our members’ subordinated certificates.
We shall give the holders of the Notes and the Trustee notice of our election of, or any shortening or extension of, an Optional Deferral Period at least ten business days prior to the earlier of (i) the next interest payment date and (ii) the date upon which we are required to give notice to any applicable self-regulatory organization or to holders of the Notes of such next succeeding record or payment date for such interest payment. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the interest payment date immediately following the last day of an Optional Deferral Period will be the regular record date with respect to such interest payment date.
“Interest Payment Period” means the semi-annual period from and including an interest payment date to but excluding the next succeeding interest payment date, except for the first Interest Payment Period which shall be the period from and including the original issue date to but excluding September 15, 2028.
Redemption
Optional Redemption
We may at our option redeem the Notes, in whole or from time to time in part, on any day during any Par Call Period at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus, subject to the terms described in the first paragraph under “— Redemption Procedures” below, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.
“Par Call Period” means any period from and including the June 15 immediately preceding a Reset Date (the 90th day immediately preceding a Reset Date) through and including such Reset Date.
Redemption Following a Tax Event
We may at our option redeem the Notes, in whole but not in part, at any time within 120 days after a Tax Event (as defined below) at a redemption price in cash equal to 100% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “— Redemption Procedures” below, accrued and unpaid interest on the Notes to, but excluding, the redemption date.
A “Tax Event” means that we have received an opinion of counsel experienced in such matters after the occurrence of any of the events set forth below to the effect that:
(i)
there is more than an insubstantial risk that the Company would lose its status as a 501(c)(4) tax-exempt entity pursuant to the Internal Revenue Code as a result of:

•
any amendment to or change or announced proposed change in the laws or regulations of the United States or any of its political subdivisions or taxing authorities affecting taxation;

•
any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority; or

•
any official administrative interpretation or official administrative pronouncement that provides for a position with respect to those laws or regulations that differs from the generally accepted position on the date the Notes are issued;

which amendment or change becomes effective or proposed change, pronouncement, interpretation, action or decision is announced on or after the date of this prospectus supplement; and
(ii)
there is more than an insubstantial risk that interest payable on the Notes is not or within 120 days of the date of the opinion would not be currently deductible as such interest accrues, in whole or in part, by CFC for U.S. federal income tax purposes as a result of:

•
any amendment to or change or announced proposed change in the laws or regulations of the United States or any of its political subdivisions or taxing authorities affecting taxation;

•
any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority; or

•
any official administrative interpretation or official administrative pronouncement that provides for a position with respect to those laws or regulations that differs from the generally accepted position on the date the Notes are issued;

which amendment or change becomes effective or proposed change, pronouncement, interpretation, action or decision is announced on or after the date of this prospectus supplement.
Redemption Following a Rating Agency Event
We may at our option redeem the Notes, in whole but not in part, at any time within 120 days after a Rating Agency Event (as defined below) at a redemption price in cash equal to 102% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “— Redemption Procedures” below, accrued and unpaid interest on the Notes to, but excluding, the redemption date.
“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (or any successor provision thereto), that then publishes a rating for CFC (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the Notes, (i) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for CFC as of the date of this prospectus supplement, or (ii) as such methodology was in effect on the date such rating agency first published a rating for CFC, in the case of any rating agency that first publishes a rating for CFC after the date of this prospectus supplement (in the case of either clause (i) or (ii), the “current methodology”), that results in (a) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such rating agency would have been in effect had the current methodology not been changed or (b) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Notes by such rating agency had the current methodology not been changed.
Redemption Procedures
Notwithstanding any statement under this caption “— Redemption” to the contrary, installments of interest on the Notes that are due and payable on any interest payment date falling on or prior to a redemption date for the Notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the Notes and the Indenture, except that, if the redemption date for any Notes falls on any day during an Optional Deferral Period, accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on such Notes will be paid on such redemption date to the persons entitled to receive the redemption price of such Notes. For the avoidance of doubt, the interest payment date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.
Notice of any redemption will be sent at least 10 days but not more than 60 days before the date of redemption to each holder of the Notes to be redeemed. Once notice of redemption is delivered, the Notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus, subject to the terms described in the immediately preceding paragraph, accrued and unpaid interest to, but excluding, the redemption date, and will be paid upon surrender thereof for redemption, unless the notice of redemption provides that such redemption shall be conditional as described under “Description of Subordinated Debt Securities — Redemption” in the accompanying prospectus. If CFC elects to redeem less than all of the Notes, and such Notes are at the time represented by a global security, then the depositary will select by lot the particular interest to be redeemed. If CFC elects to redeem less than all of the Notes, and such Notes are not represented by a global security, then the Trustee will select the particular Notes to be redeemed in a manner it deems appropriate and fair.
Ranking
The Notes will be unsecured subordinated debt securities and will be subordinated, to the extent and in the manner set forth in the Indenture, and as described further in the accompanying prospectus under “Description of Subordinated Debt Securities — Subordination,” in right of payment and upon liquidation to the prior payment in full of all of our senior indebtedness.
The term “senior indebtedness” is defined in the Indenture to mean:
•
all indebtedness heretofore or hereafter incurred by us for money borrowed unless by its terms it is provided that such indebtedness is not senior indebtedness;

•
all other indebtedness hereafter incurred by us which by its terms provides that such indebtedness is senior indebtedness;

•
all guarantees, endorsements and other contingent obligations in respect of, or obligations to purchase or otherwise acquire or service, indebtedness or obligations of others; and

•
any amendments, modifications, deferrals, renewals or extensions of any such senior indebtedness, or debentures, notes or evidences of indebtedness heretofore or hereafter issued in evidence of or exchange of such senior indebtedness.

As of November 30, 2023, our outstanding senior indebtedness aggregated approximately $30.9 billion, including contingent guarantees of $0.9 billion. As of November 30, 2023, our outstanding indebtedness ranking equal in right of payment and upon liquidation to the Notes aggregated approximately $1.2 billion.
The Notes will rank equal in right of payment and upon liquidation to our outstanding subordinated debt.
The Notes will be senior to our members’ subordinated certificates.
Events of Default
The following “events of default” are applicable to the Notes instead of the events of default described in the accompanying prospectus:
•
failure to pay interest on the Notes within 60 days after such interest is due (provided, however, that a failure to pay interest during a valid Optional Deferral Period will not constitute an event of default, as described above under “— Option to Defer Interest Payments”);

•
failure to pay principal of or any premium on the Notes when due; and

•
certain bankruptcy, insolvency or reorganization events with respect to CFC.

No event of default with respect to one series of subordinated debt securities necessarily constitutes an event of default with respect to another series of subordinated debt securities.
With respect to the Notes, a failure to comply with the other covenants under the Indenture does not constitute an event of default. See “Description of Subordinated Debt Securities — Events of Default, Notice and Waiver” in the accompanying prospectus for a description of the rights and remedies relating to events of default.
Agreement by Holders of Certain Tax Treatment
Each holder of the Notes will, by accepting the Notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the Notes constitute indebtedness and will treat the Notes as indebtedness for all United States federal, state and local tax purposes.
Denomination
The Notes are being offered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Governing Law
The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.
Paying Agent and Registrar
Initially, U.S. Bank Trust Company, National Association will act as paying agent and registrar for the Notes.

Book-Entry, Delivery and Form
The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the Notes. The Notes will be issued as fully-registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered certificates will be issued for each issue of the Notes, each in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as banks, brokers and dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC participants are on file with the SEC.
Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event the book- entry system for the Notes is discontinued.
To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners.
The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to CFC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Notes are credited on the record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from CFC, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or CFC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of CFC, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the Notes at any time by giving reasonable notice to CFC. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered.
CFC may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC. Certificates may also be printed and delivered in the event of an event of default under the Indenture and the subsequent surrender by DTC of the global Notes.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that CFC believes to be reliable, but neither CFC nor the underwriters take any responsibility for the accuracy thereof.
Payments on any definitive Notes would be made by the Trustee directly to holders of the definitive Notes in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on the definitive Notes on each interest payment date would be made to holders in whose names the definitive Notes were registered at the close of business on the related record date as set forth under “— Interest Rate and Maturity” beginning on page S-11. Such payments would be made by check mailed to the address of such holders as they appear on the Note register and, in addition, under the circumstances provided by the Indenture, by wire transfer to a bank or depository institution located in the United States and appropriate facilities thereof. The final payment of principal and interest on any definitive Notes, however, would be made only upon presentation and surrender of such definitive Notes at the office of the paying agent for such Notes.
A definitive Note may be transferred free of charge in whole or in part upon the surrender of the definitive Note to be transferred, together with the completed and executed assignment which appears on the reverse of the definitive Note, at the specified office of any transfer agent. In the case of a permitted transfer of any part of a definitive Note, a new definitive Note in respect of the balance not transferred will be issued to the transferor. Each new definitive Note to be issued upon the transfer of a definitive Note will, upon the effective receipt of such completed assignment by a transfer agent at its respective specified office, be available for delivery at such specified office, or at the request of the holder requesting such transfer, will be mailed at the risk of the transferee entitled to the new definitive Note to such address as may be specified in such completed assignment. Neither the registrar nor any transfer agent shall be required to register the transfer of or exchange of any definitive Notes within 15 days before the maturity date.
Global Clearance and Settlement Procedures
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system.
Because of time-zone differences, credits of Notes received in Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”), as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Clearstream or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among its participants, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
Neither CFC, the Trustee nor the underwriter will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, DTC’s nominee or any DTC participant with respect to any ownership interest in the Notes, or payments to, or the providing of notice for, DTC participants or beneficial owners.
Notices
Except as otherwise provided in the Indenture, notices to holders of the Notes will be sent by mail to the registered holders.
Replacement Securities
In case of mutilation, destruction, loss or theft of any definitive Note, application for replacement is to be made at the office of the Trustee. Any such definitive Note will be replaced by the Trustee in compliance with such procedures, and on such terms as to evidence and indemnity, as the issuer and the Trustee may require. All costs incurred in connection with the replacement of any definitive Note will be borne by the holder of the Note. Mutilated or defaced definitive Notes must be surrendered before new ones will be issued.
Applicable Law
The Notes, the Indenture and the underwriting agreement relating to the issuance of the Notes are governed by and will be construed in accordance with the laws of the State of New York. CFC has not submitted to the jurisdiction of any court other than the Federal and state courts of the Commonwealth of Virginia in any suit or proceeding arising out of or relating to the issuance of the Notes.

CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
General
This section summarizes certain material U.S. federal tax consequences to holders of the Notes. The discussion, however, is limited in the following ways:
•
The discussion only covers you if you buy your Notes in the initial offering of the Notes at the price set forth on the front cover of this prospectus supplement.

•
The discussion only covers you if you hold your Notes as a capital asset (generally, for investment purposes), your “functional currency” is the U.S. dollar (if you are a U.S. holder) and you do not have a special tax status, such as an accrual basis taxpayer subject to special tax accounting rules as a result of your use of financial statements.

•
The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of the Notes, such as your holding the Notes in connection with a hedging, straddle or conversion transaction. We suggest that you consult your tax advisor about the consequences of holding the Notes in your particular situation.

•
The discussion does not cover you if you are a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. federal tax purposes). If a partnership holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding the Notes, we suggest that you consult your tax advisor.

•
The discussion is based on current law. Changes in the law may change the tax treatment of the Notes.

•
The discussion does not cover state, local or foreign law, and, except for the U.S. federal estate tax consequences discussed below with respect to Non-U.S. holders, does not cover any U.S. federal tax consequences other than income tax consequences.

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This discussion does not cover the Medicare tax that may be imposed on the “net investment income” of U.S. holders that are individuals, estates or trusts.

•
We have not requested a ruling from the Internal Revenue Service (“IRS”) on the tax consequences of owning the Notes. As a result, the IRS could disagree with portions of this discussion.

If you are considering buying Notes, we suggest that you consult your tax advisors about the tax consequences of holding the Notes in your particular situation.
Classification of the Notes
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Notes. In the opinion of Hogan Lovells US LLP, under current law and based on the facts contained in this prospectus supplement, the terms of the Indenture and the Notes, and certain assumptions stated in the opinion and representations relied upon in rendering the opinion, the Notes will be classified for U.S. federal income tax purposes as indebtedness of CFC (although there is no controlling authority directly on point). The opinion of Hogan Lovells US LLP is not binding on the Internal Revenue Service (“IRS”) or the courts. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, we cannot assure you that the IRS will not challenge the opinion described herein or that a court would not sustain such a challenge. We agree, and by acquiring an interest in a note, each beneficial owner of a note will agree, to treat the notes as indebtedness of CFC for U.S. federal income tax purposes, and the remainder of this discussion assumes this treatment. You should consult your tax advisors regarding the tax consequences that will arise if the notes are not treated as indebtedness of CFC for U.S. federal income tax purposes.

Qualified Reopening
We expect that the Notes offered hereby will be issued as a “qualified reopening” of the Initial Notes for U.S. federal income tax purposes. Under that treatment, the Notes will be considered to have the same issue date and issue price as the Initial Notes and will be fungible with the Initial Notes for U.S. federal income tax purposes. The Initial Notes were issued at no more than a de minimis discount from their stated principal amount. As a result, we expect that the Initial Notes were issued without original issue discount (“OID”), and we expect that the Notes offered hereby also will be issued without OID.
Tax Consequences to U.S. Holders
This section applies to you if you are a “U.S. holder.” A “U.S. holder” is a beneficial owner of the Notes that is, for U.S. federal income tax purposes:
•
an individual U.S. citizen or resident alien;

•
a corporation or entity taxable as a corporation for U.S. federal income tax purposes that was created under U.S. law (federal or state);

•
an estate whose worldwide income is subject to U.S. federal income tax; or

•
a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and if one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has validly elected to be treated as a U.S. person.

Stated Interest
We have the option under certain circumstances to defer payments of stated interest on the Notes. Under the Treasury regulations relating to OID, a debt instrument is deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. We believe the likelihood of our exercising the option to defer payment of stated interest on the Notes is remote within the meaning of the Treasury regulations in part because our exercise of the option to defer payments of stated interest on the Notes would prevent us from declaring or paying any interest on, or principal payment of, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of our members’ subordinated certificates.
Similarly, if certain circumstances occur (see “Description of the Notes — Redemption — Redemption Following a Rating Agency Event” above), we will be obligated to pay amounts in excess of stated principal of the Notes. We believe the likelihood that we will make any such payments is remote.
Based on these positions, a U.S. holder generally will be required to recognize any stated interest (other than any portion of the first interest payment on the Notes treated as a return of pre-acquisition accrued interest as described below) as ordinary income at the time it is received or accrued on the Notes in accordance with your regular method of accounting for U.S. federal income tax purposes. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS. There can be no assurance that the IRS or a court will agree with these positions. The meaning of the term “remote” in the Treasury regulations has not yet been addressed in any rulings or other guidance by the IRS or any court. If the possibility of Optional Interest Deferral were determined not to be remote, the Notes would be treated as issued with OID and all stated interest would be treated as OID as long as the Notes are outstanding. In that case, a U.S. holder would be required to accrue interest income on the Notes using a constant yield method whether or not you receive any cash payment attributable to that interest, regardless of your regular method of accounting for U.S. federal income tax purposes. Based on the expected pricing terms of the Notes, we do not expect the Notes to be treated as issued with OID for U.S. federal income tax purposes. If the possibility of excess payments following a Rating Agency Event were determined not to be remote, the Notes could be treated as “contingent payment debt instruments,” in which case a U.S. holder could be required to accrue interest income on the Notes in excess of stated interest and would be required to treat as ordinary income rather than as capital gain any income realized on a taxable disposition of the Notes. The remainder of this discussion assumes the Notes will not be treated as issued with OID or as contingent payment debt instruments.

A portion of the amount paid for the Notes offered hereby will be allocable to interest that accrued prior to the date the Notes are purchased (“pre-acquisition accrued interest”). We intend to take the position that, on the first interest payment date for the additional Notes, a portion of the interest paid on the Notes in an amount equal to the pre-acquisition accrued interest from September 15, 2023 to the settlement date will be treated as a return of pre-acquisition accrued interest and not as a payment of interest on the Notes. Amounts treated as a return of pre-acquisition accrued interest should not be taxable when received by a U.S. holder but should reduce the U.S. holder’s adjusted tax basis in the Notes by a corresponding amount (in the same manner as would a payment of principal). U.S. holders should consult their tax advisors concerning the tax treatment of pre-acquisition accrued interest.
Exercise of Interest Deferral Option
Under the Treasury regulations, if we exercise our option to defer the payment of interest on the Notes, the Notes will be treated as if they had been redeemed and reissued solely for OID purposes. Accordingly, all remaining interest payments on the Notes (including interest on deferred interest) could be treated as OID, which you would be required to accrue and include in taxable income on a constant accrual basis over the remaining term of the Notes, without regard to the time interest is actually paid on the Notes and without regard to your regular method of accounting for U.S. federal income tax purposes. The amount of OID income includible in a U.S. holder’s taxable income would be determined on the basis of a constant yield method over the remaining term of the Notes, and the actual receipt of future payments of stated interest on the Notes would no longer be separately reported as taxable income. The total amount of OID that would accrue during the deferral period would be approximately equal to the amount of the cash payment due immediately following the end of that period. Any OID included in income would increase your adjusted tax basis in your Notes, and your actual receipt of cash interest payments would reduce that adjusted tax basis.
Amortizable bond premium
In general, if a U.S. holder acquires a Note for an amount (excluding any amounts attributable to pre-acquisition accrued interest) that is greater than the stated principal amount of the Note, the U.S. holder will be treated as purchasing such Note with amortizable bond premium in an amount equal to such excess. A U.S. holder generally may elect to amortize such bond premium using a constant yield method over the remaining term of the Note as an offset to interest when includible in income under such U.S. holder’s method of accounting for U.S. federal income tax purposes. If a U.S. holder makes this election, it will apply to all taxable debt instruments having amortizable bond premium that the U.S. holder owns or subsequently acquires and may not be revoked without the consent of the IRS. If a U.S. holder elects to amortize bond premium, such U.S. holder must reduce its tax basis in the Notes by the amount of the premium used to offset interest income as set forth above. If a U.S. holder does not elect to amortize bond premium, the amount of the premium will decrease the gain or increase the loss otherwise recognized on the disposition of a Note. U.S. holders that acquire a Note for an amount that is greater than the stated principal amount (excluding any amounts attributable to pre-acquisition accrued interest) of the Note should consult with their tax advisors concerning the tax treatment of amortizable bond premium.
Sale or Retirement of the Notes
On your sale or retirement of your Notes:
•
You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the Notes. Your tax basis in the Notes generally is your cost of the Notes reduced by any return of pre-acquisition accrued interest and by any amortizable bond premium previously amortized, in each case as described above, plus any amounts that you were required to include in gross income as OID, minus any cash payments you received in respect of accrued OID.

•
Your gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if you held the Notes for more than one year. For non-corporate U.S. holders, net long-term capital gains are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

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If you sell the Notes between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the Notes but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

Information Reporting and Backup Withholding
Under the tax rules concerning information reporting to the IRS:
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Assuming you hold your Notes through a broker or other intermediary, the intermediary must provide information to the IRS concerning interest and retirement or sale proceeds on your Notes, unless an exemption applies.

•
Similarly, unless an exemption applies, you must provide the intermediary with your taxpayer identification number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

•
If you are subject to these requirements but do not comply, the intermediary must apply backup withholding (currently at a rate of 24%) on all amounts payable to you on the Notes (including principal payments). If the intermediary withholds, you may claim the withheld amount as a credit against your federal income tax liability if you provide the required information to the IRS.

•
All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” A “Non-U.S. holder” is a beneficial owner of the Notes, other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes that is not a U.S. holder.
Withholding Taxes
Subject to the discussion of backup withholding and FATCA below, payments of principal and interest on the Notes generally will be exempt from U.S. withholding taxes. For the exemption from withholding taxes to apply to you, however, you must meet one of the following requirements:
•
You provide a completed Form W-8BEN or W-8BEN-E, as applicable, (or substitute form) to the bank, broker or other intermediary through which you hold your Notes. The Form W-8BEN or W-8BEN-E, as applicable, contains your name, address and a statement that you are the beneficial owner of the Notes and that you are a Non-U.S. holder.

•
You hold your Notes directly through a “qualified intermediary” and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. withholding tax rules under specified procedures.

•
You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN or W-8BEN-E, as applicable, and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary or a qualified intermediary may already have some or all of the necessary evidence in its files.

•
The interest income on the Notes is effectively connected with the conduct of your trade or business in the U.S. To claim this exemption, you must complete Form W-8ECI and be subject to U.S. federal income tax as described below under “— U.S. Trade or Business.”

Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:

•
The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

•
The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

•
An intermediary through which you hold the Notes fails to comply with the procedures necessary to avoid withholding taxes on the Notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN or W-8BEN-E, as applicable (or other documentary information concerning your status), to the withholding agent for the Notes. If you hold your Notes through a qualified intermediary (or if there is a qualified intermediary in the chain of title between you and the withholding agent for the Notes), however, the qualified intermediary may not forward this information to the withholding agent.

•
You are a bank making a loan in the ordinary course of business. In this case, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. This reporting does not apply to you if you, however, hold your Notes directly through a qualified intermediary and the applicable procedures described above are satisfied.
The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of Non-U.S. holders of the Notes, including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.
Sale or Retirement of Notes
If you sell the Notes or the Notes are redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:
•
The gain is connected with a trade or business that you conduct in the U.S.

•
You are an individual, you were present in the U.S. for at least 183 days during the year in which you disposed of the Notes and certain other conditions are satisfied.

•
The gain represents accrued interest, in which case the rules for interest would apply.

U.S. Trade or Business
If you hold your Notes in connection with a trade or business that you are conducting in the U.S. and, if required by an applicable income tax treaty, you maintain a U.S. permanent establishment to which the holding of the Notes is attributable:
•
Any interest on the Notes, and any gain from disposing of the Notes, generally will be subject to U.S. federal income tax as if you were a U.S. holder.

•
If you are a foreign corporation, you may also be subject to the “branch profits tax” on your earnings that are connected with your U.S. trade or business (subject to certain adjustments), including earnings from the Notes. This tax generally is imposed at a rate of 30% but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes
If you are an individual, your Notes will not be subject to U.S. estate tax when you die. This rule, however, only applies, absent specific treaty relief, if, at your death, payments on the Notes were not connected to a trade or business that you were conducting in the U.S. and the interest on the Notes generally was not subject to U.S. withholding taxes.

Information Reporting and Backup Withholding
U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. holders as follows:
•
Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-U.S. holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

•
Sale proceeds you receive on a sale of your Notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. In general, you may provide one of the forms described under “Withholding Taxes” to claim an exemption from information reporting and backup withholding on a sale. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities
The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal withholding tax of 30% on certain payments to foreign financial institutions and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. FATCA withholding currently applies to payments of interest on the Notes. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implication of this legislation on their investment in the Notes.

UNDERWRITING
Mizuho Securities USA LLC has agreed to purchase, and CFC has agreed to sell to it, all of the Notes offered hereby. CFC has entered into an underwriting agreement with Mizuho Securities USA LLC. The underwriting agreement, dated the date hereof, provides that the obligations of the underwriter are subject to certain conditions as therein set forth. The underwriter will be obligated to purchase all the Notes being underwritten or sold if any of the Notes are purchased.
CFC has been advised by the underwriter that the underwriter proposes to offer the Notes to the public initially at the offering price set forth on the cover of this prospectus supplement and may offer the Notes to certain dealers at such price less a selling concession of      % of the principal amount of the Notes. The underwriter may allow and each such dealer may reallow to other dealers a concession not exceeding   % of the principal amount of the Notes. After the initial public offering, such public offering price and such concession and reallowance may be changed.
The following table shows the underwriting discount and commission to be paid to the underwriter by CFC in connection with the offering:
	Per Note	Total
Underwriting discount and commission payable by us . . . . . . . . . . . . . . .	%	$
Expenses associated with this offering, to be paid by CFC, are estimated to be $      .
In connection with the offering made hereby, the underwriter may purchase and sell such Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriter in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes, and short positions created by the underwriter involve the sale by the underwriter of a greater aggregate principal amount of the Notes than it is required to purchase from CFC. The underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold in the offering may be reclaimed by the underwriter if such Notes are repurchased by the underwriter in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.
CFC has been advised by the underwriter that it intends to make a market in the Notes, but is not obligated to do so, and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.
CFC has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in respect of any of these liabilities.
In the ordinary course of their businesses, the underwriter and its affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions (including acting as underwriter, initial purchasers or dealers with respect to other securities offerings) with CFC and its affiliates, for which they have received, and in the future expect to receive, customary compensation. In addition, affiliates of the underwriter from time to time have acted or in the future may continue to act as lenders to CFC and its affiliates, for which they have received or expect to receive customary compensation.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of CFC or its affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

It is expected that delivery of the Notes will be made against payment therefor on or about February      , 2024 which is the      trading day following the date hereof (such settlement cycle being referred to as T+   ). Purchasers of Notes should note that the ability to settle secondary market trades of the Notes effected on the date of pricing or the next      business days may be affected by the T+    settlement. Accordingly, purchasers who wish to trade the Notes on the date of this prospectus supplement or the next      business days will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own legal advisors.
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Notice to Prospective Investors in Canada
The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offer or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. The Notes have not been offered and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Notes may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement or the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, CFC has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”), and the Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
Notice to Prospective Investors in the United Arab Emirates (excluding the Dubai International Financial Centre)
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates other than in compliance with the laws of the United Arab Emirates governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates or the United Arab Emirates Securities and Commodities Authority.
Notice to Prospective Investors in Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Dubai Financial Services Authority (the “DFSA”). The Notes have not been offered and will not be offered to any person in the Dubai International Financial Centre unless such offer is:
(a)
an “Exempt Offer” in accordance with the Market Rules Module of the DFSA rulebook; and

(b)
made only to persons who are Professional Clients who meet the Professional Client criteria set out in Rule 2.3.3 of the DFSA Conduct of Business Module of the DFSA rulebook.

LEGAL MATTERS
The validity of the Notes offered hereby and certain United States tax matters relating to the Notes will be passed upon for CFC by Hogan Lovells US LLP, Washington, DC. The underwriter will be represented by Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York. Hunton Andrews Kurth LLP from time to time has performed and may perform legal services for CFC.
EXPERTS
The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2023 and 2022, and for each of the years in the three-year period ended May 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
National Rural Utilities
Cooperative Finance Corporation
Collateral Trust Bonds
Senior Debt Securities
Subordinated Debt Securities

We plan to offer from time to time collateral trust bonds, senior debt securities and subordinated debt securities. We will provide the specific terms of these securities and the offering in one or more supplements to this prospectus. A prospectus supplement or pricing supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any applicable supplement carefully before you invest.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 1 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus.
This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 24, 2023

i

ABOUT THIS PROSPECTUS
To understand the terms of the senior debt securities, subordinated debt securities and collateral trust bonds (the “securities”) offered by this prospectus, you should carefully read this prospectus, any prospectus supplement and any pricing supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” and “Incorporation By Reference” for information on National Rural Utilities Cooperative Finance Corporation (“CFC” or the “Company,” also referred to as “we,” “us” and “our”), including its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), using a “shelf” registration procedure. Under this procedure, we may offer and sell the securities from time to time. Each time we offer the securities, we will provide you with a prospectus supplement or pricing supplement to this prospectus that will describe the specific amounts, prices and terms of the securities being offered, including the names of any underwriters, dealers or agents, the compensation of any underwriters, dealers or agents and the net proceeds to us. The prospectus supplement or pricing supplement may contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement or pricing supplement. The prospectus supplement or pricing supplement may also add, update or change information contained in this prospectus.
We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.
RISK FACTORS
Investing in the securities involves significant risks. Before you invest in the securities, in addition to the other information contained in this prospectus and in any prospectus supplement or pricing supplement, you should carefully consider, among other matters, the risks and uncertainties discussed under “Forward-Looking Statements” and the other information included or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2023, as such risk factors may be updated from time to time in our Quarterly Reports on Form 10-Q and in other filings we may make from time to time with the SEC after the date of the registration statement of which this prospectus is a part. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities covered by this prospectus. As permitted by SEC rules, this prospectus may not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until this offering is completed:

•
Annual Report on Form 10-K for the year ended May 31, 2023 (filed August 2, 2023);

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Quarterly Report on Form 10-Q for the quarter ended August 31, 2023 (filed October 12, 2023); and

•
Current Report on Form 8-K dated June 19, 2023 (filed June 22, 2023).

We are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with SEC rules.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, at no cost, a copy of these filings (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference into this registration statement) by writing to or telephoning us at the following address:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166
(703) 467-1800
Attn: Yu Ling Wang
Senior Vice President and Chief Financial Officer
These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone, including any salesman or broker, to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front cover of the document in question.

FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference herein, contains certain statements that are considered “forward-looking statements” as defined in and within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts or statements of current conditions. Instead, forward-looking statements represent management’s current beliefs and expectations, based on certain assumptions and estimates made by, and information available to, management at the time the statements are made, regarding our future plans, strategies, operations, financial results or other events and developments, many of which, by their nature, are inherently uncertain and outside our control. Forward-looking statements are generally identified by the use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projections, including statements about loan volume, the adequacy of the allowance for credit losses, operating income and expenses, leverage and debt-to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance may differ materially from our forward-looking statements. Therefore, you should not place undue reliance on any forward-looking statement and should consider the risks and uncertainties that could cause our current expectations to vary from our forward-looking statements, including, but not limited to, legislative changes that could affect our tax status and other matters, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, nonperformance of counterparties to our derivative agreements, economic conditions and regulatory or technological changes within the rural electric industry, the costs and impact of legal or governmental proceedings involving us or our members, general economic conditions, governmental monetary and fiscal policies, the occurrence and effect of natural disasters, including severe weather events or public health emergencies, and the factors listed and described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023 and in other quarterly and annual reports filed with the SEC. Forward-looking statements speak only as of the date they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect the impact of events, circumstances or changes in expectations that arise after the date any forward-looking statement is made.
THE COMPANY
CFC is a member-owned, nonprofit finance cooperative association incorporated under the laws of the District of Columbia in April 1969. CFC’s principal purpose is to provide its members and associates with financing to supplement the loan programs of the Rural Utilities Service (“RUS”) of the United States Department of Agriculture. CFC extends loans to its rural electric members for construction, acquisitions, system and facility repairs and maintenance, enhancements and ongoing operations to support the goal of electric distribution and generation and transmission (“power supply”) systems of providing reliable, affordable power to the customers they serve. CFC also provides its members and associates with credit enhancements in the form of letters of credit and guarantees of debt obligations. As a cooperative, CFC is owned by and exclusively serves its membership, which consists of not-for-profit entities or subsidiaries or affiliates of not-for-profit entities. CFC is exempt from U.S. federal income taxes under Section 501(c)(4) of the Internal Revenue Code. As a member-owned cooperative, CFC’s objective is not to maximize profit, but rather to offer members cost-based financial products and services. CFC annually allocates its net earnings, which consist of net income excluding the effect of certain noncash accounting entries, to: (i) a cooperative educational fund; (ii) a general reserve, if necessary; (iii) members based on each member’s patronage of CFC’s loan programs during the year; and (iv) a members’ capital reserve. CFC funds its activities primarily through a combination of public and private issuances of debt securities, member investments and retained equity. As a Section 501(c)(4) tax-exempt, member-owned cooperative, CFC cannot issue equity securities. The Company’s headquarters are located at 20701 Cooperative Way, Dulles, VA 20166 and its telephone number is (703) 467-1800.

Our financial statements include the consolidated accounts of CFC, National Cooperative Services Corporation (“NCSC”) and Rural Telephone Finance Cooperative (“RTFC”).
NCSC is a taxable cooperative incorporated in 1981 in the District of Columbia as a member-owned cooperative association. The principal purpose of NCSC is to provide financing to its members, entities eligible to be members of CFC and the for-profit and not-for-profit entities that are owned, operated or controlled by, or provide significant benefits to certain members of CFC. As of May 31, 2023, NCSC’s membership consisted of distribution systems, power supply systems and statewide and regional associations that were members of CFC. CFC, which is the primary source of funding for NCSC, manages NCSC’s business operations under a management agreement that is automatically renewable on an annual basis unless terminated by either party. NCSC pays CFC a fee and, in exchange, CFC reimburses NCSC for loan losses under a guarantee agreement. As a taxable cooperative, NCSC pays income tax based on its reported taxable income and deductions. NCSC is headquartered with CFC in Dulles, Virginia.
RTFC is a taxable Subchapter T cooperative association originally incorporated in South Dakota in 1987 and reincorporated as a member-owned cooperative association in the District of Columbia in 2005. RTFC’s principal purpose is to provide financing for its rural telecommunications members and their affiliates. RTFC’s membership consists of a combination of not-for-profit and for-profit entities. CFC is the sole lender to and manages RTFC’s business operations through a management agreement that is automatically renewable on an annual basis unless terminated by either party. RTFC pays CFC a fee and, in exchange, CFC reimburses RTFC for loan losses under a guarantee agreement. As permitted under Subchapter T of the Internal Revenue Code, RTFC pays income tax based on its taxable income, excluding patronage-sourced earnings allocated to its patrons. RTFC is headquartered with CFC in Dulles, Virginia.
In April 2023 and June 2023, RTFC’s and NCSC’s members, respectively, approved the sale of RTFC’s business to NCSC. We intend to complete the consolidation of RTFC and NCSC within the fiscal year ended May 31, 2024, subject to meeting certain closing conditions. As part of the consolidation, a discounted retirement of $52 million related to the allocated but unretired patronage capital will be made to RTFC members. The discounted retirement amount may be subject to adjustment at the closing of the consolidation transaction.
At May 31, 2023, after taking into consideration systems that are members of both CFC and NCSC and eliminating memberships between CFC, NCSC and RTFC, our consolidated membership totaled 1,426 members and 270 associates. Our consolidated members include 843 electric distribution systems, 68 power supply systems, 453 telecommunication members, 61 statewide and regional associations, and one national association of cooperatives. The service territories of our electric distribution systems, power supply systems and telecommunication members are located in 50 states, the District of Columbia and two U.S. territories.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement or pricing supplement, the net proceeds from the sale of the securities will be used for general purposes, including, but not limited to, making loan advances and the retirement of debt.

DESCRIPTION OF COLLATERAL TRUST BONDS
The following description summarizes the general terms and provisions that may apply to the collateral trust bonds. Each prospectus supplement or pricing supplement will state the particular terms of the collateral trust bonds and the extent, if any, to which the general provisions may apply to the collateral trust bonds included in the prospectus supplement or pricing supplement.
General
The collateral trust bonds will be issued under an indenture between CFC and U.S. Bank Trust Company, National Association, as successor trustee, or other trustee to be named, dated as of October 25, 2007 (the “collateral trust bond indenture”). The statements in this prospectus concerning the collateral trust bond indenture, one or more supplemental collateral trust bond indentures, board resolutions or officers’ certificates establishing the collateral trust bonds, and the collateral trust bonds are merely an outline and do not purport to be complete. We refer you to the collateral trust bond indenture and any supplemental collateral trust bond indenture, each of which is or will be incorporated by reference into this prospectus, for further information.
Reference is made to the prospectus supplement or pricing supplement relating to any particular issue of collateral trust bonds for the following terms:
•
the title of and any limit on the aggregate principal amount of the collateral trust bonds to be issued;

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the persons to whom interest on the collateral trust bonds, or any tranche thereof, is payable, if other than the persons in whose names the collateral trust bonds are registered on the regular record date;

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the date or dates on which the collateral trust bonds will mature;

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the annual rate or rates (which may be fixed or variable) at which such collateral trust bonds, or any tranche thereof, will bear interest or any formula or method by which such rate or rates will be determined;

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the date or dates from which the interest will accrue and the date or dates at which interest will be payable;

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the place or places where payments may be made on the collateral trust bonds or any tranche thereof, registration of transfer may be effected, exchanges of collateral trust bonds or any tranche thereof may be effected and notices to or demands upon the Company may be served;

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any redemption or sinking fund terms;

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the obligation or obligations, if any, to redeem or purchase the collateral trust bonds, or any tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a holder and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the collateral trust bonds will be redeemed or purchased;

•
the denominations in which the collateral trust bonds, or any tranche thereof, will be issuable, if other than $1,000 and any integral multiple thereof;

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the currency or currencies in which payment of the principal of and premium, if any, and interest, if any, on the collateral trust bonds, or any tranche thereof, will be payable (if other than U.S. dollars), and, if to be payable in a currency or currencies other than that in which the collateral trust bonds, or any tranche thereof, are denominated, the period or periods within which, and the terms and conditions upon which, the election may be made, and if denominated or payable in any currency or currencies other than U.S. dollars, the method by which the collateral trust bonds, or any tranche thereof, will be valued;

•
if the principal of or premium, if any, or interest, if any, on the collateral trust bonds, or any tranche thereof, is to be payable in securities or other property at the election of CFC or a holder, the type and amount of the securities or other property, or the formula or method by which the amount will be determined, and the periods within which, and the terms and conditions upon which, any election may be made;
•
if the amount payable in respect of principal of or any premium, if any, or interest, if any, on such collateral trust bonds, or any tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside the collateral trust bond indenture, the manner in which the amounts will be determined;

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if other than the principal amount of the collateral trust bonds, the portion of the principal amount of the collateral trust bonds, or any tranche thereof, payable upon declaration of the acceleration of the maturity;

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the terms, if any, on which collateral trust bonds, or any tranche thereof, may be converted into or exchanged for securities of CFC or any other person;

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any events of default, in addition to those specified under “— Events of Default” in the collateral trust bond indenture, with respect to the collateral trust bonds, and any covenants of CFC for the benefit of the holders of the collateral trust bonds, in addition to those set forth in Article 7 of the collateral trust bond indenture;

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if the collateral trust bonds or any tranche thereof are to be issued in global form, the depositary with respect to the global collateral trust bond or bonds, any limitations on the rights of the holders of the collateral trust bonds to transfer or exchange them or to obtain the registration of transfer or to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such collateral trust bonds;

•
if the collateral trust bonds or any tranche thereof are to be issuable as bearer securities, any and all matters incidental thereto;

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any limitations on the rights of a holder to transfer or exchange the collateral trust bonds or to obtain the registration of transfer thereof, and the amount or terms of any service charge for the registration of transfer or exchange of the collateral trust bonds;

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the right, if any, of CFC to limit or discharge the collateral trust bond indenture as to the collateral trust bonds or any tranche thereof;

•
whether and under what circumstances CFC will pay additional amounts on the collateral trust bonds, or any tranche thereof, held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms CFC will have the option to redeem the collateral trust bonds rather than pay the additional amounts; and

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any other terms of the collateral trust bonds or any tranche thereof, not inconsistent with the provisions of the collateral trust bond indenture. (Section 2.03)

The collateral trust bonds may be issued in registered form, a form registered as to principal only, or any combination thereof. In addition, all or a portion of the collateral trust bonds may be issued in temporary or definitive global form.
Unless stated otherwise in any supplemental collateral trust bond indenture, CFC may also re-open a previous series of collateral trust bonds of any series without the consent of the holders of the collateral trust bonds of any series and issue additional collateral trust bonds of the same series, which additional collateral trust bonds will have the same terms as the original series except for the issue price and the issue date. CFC will not issue any additional collateral trust bonds of the same series unless the additional collateral trust bonds will be fungible with all collateral trust bonds of the same series for U.S. federal income tax purposes.
Security
The collateral trust bonds will be secured equally with outstanding collateral trust bonds issued under the collateral trust bond indenture, by the pledge with the trustee of eligible collateral having an “allowable amount” at least equal to the aggregate principal amount of collateral trust bonds outstanding. The collateral trust bond indenture provides that eligible collateral will consist of cash, Eligible Mortgage Notes (defined below) of distribution system members and Permitted Investments. The allowable amount of cash is 100% thereof, the allowable amount of Eligible Mortgage Notes is the amount advanced and not repaid and the allowable amount of Permitted investments is their cost to CFC (exclusive of accrued interest and brokerage commissions). However, the allowable amount of Permitted Investments traded on a national securities exchange or in any over-the-counter market is their fair market value as determined by CFC. For purposes of the collateral trust bond indenture and as used in describing the collateral trust bonds herein, a “member” is any person which is a member of CFC, and a “distribution system member” is a member 50% or more of whose gross operating revenues are derived from sales of electricity to end users, as determined as of the end of the last completed calendar year. (Sections 1.01 and 3.01)
CFC has previously issued collateral trust bonds, including under an indenture dated as of February 15, 1994, between CFC and U.S. Bank Trust Company, National Association, as successor trustee. The collateral under the indenture dated as of February 15, 1994 secures only those collateral trust bonds issued thereunder, and will not secure collateral trust bonds issued hereby, which will be secured under the October 25, 2007 collateral trust bond indenture. As of August 31, 2023, $20 million aggregate principal amount of collateral trust bonds issued under the indenture dated February 15, 1994 were outstanding and $7,773 million aggregate principal amount of collateral trust bonds issued under the collateral trust bond indenture dated October 25, 2007 were outstanding.
As a condition to the authentication and delivery of collateral trust bonds or to the withdrawal of collateral, and in any event at least once a year, CFC must certify to the trustee that:
•
the allowable amount of eligible collateral pledged under the collateral trust bond indenture is at least equal to the aggregate principal amount of collateral trust bonds to be outstanding immediately after the authentication and delivery of such collateral trust bonds;

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the allowable amount of eligible collateral pledged under the collateral trust bond indenture after any withdrawal of collateral is at least equal to the aggregate principal amount of collateral trust bonds to be outstanding immediately after such withdrawal;

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each Eligible Mortgage Note included in the eligible collateral so certified is an Eligible Mortgage Note of a member having an Equity Ratio (defined below) of at least 20% and an Average Coverage Ratio (defined below) of at least 1.35; and

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the aggregate allowable amount of all Eligible Mortgage Notes of any one member so certified does not exceed 10% of the aggregate allowable amount of all eligible collateral so certified. (Sections 3.01, 6.01 and 7.13)

CFC is also entitled to the authentication and delivery of collateral trust bonds on the basis of the retirement of outstanding collateral trust bonds at their final maturity or by redemption at the option of CFC. (Section 3.02)
The collateral trust bond indenture provides that collateral trust bonds may be issued without limitation as to aggregate principal amount so long as the allowable amount of eligible collateral pledged under the collateral trust bond indenture at least equals the aggregate principal amount of collateral trust bonds to be outstanding and meets the other requirements set forth herein. (Sections 2.01, 2.03, 3.01 and 13.01)
“Eligible Mortgage Note” means a validly existing mortgage note of a distribution system member which is secured by a validly existing mortgage under which no “event of default” as defined in the mortgage shall have occurred and shall have resulted in the exercise of any right or remedy described in the mortgage. (Section 1.01)
“Equity Ratio” of any member means the ratio determined by dividing such member’s equities and margins at the end of the last completed calendar year by such member’s total assets and other debits at such date, in each case computed in accordance with the Uniform System of Accounts prescribed by RUS, or if such member does not prepare its financial statements in accordance with the Uniform System of Accounts prescribed by RUS, then in accordance with U.S. generally accepted accounting principles (“GAAP”). (Section 1.01)

“Coverage Ratio” of any member for any completed calendar year of such member means the ratio determined by adding such member’s patronage capital and operating margins, non-operating margins — interest, interest expense with respect to long-term debt and depreciation and amortization expense for such year, and dividing the sum so obtained by the sum of all payments of principal and interest required to be made during such year on account of such member’s long-term debt (but in the event any portion of such member’s long-term debt was refinanced during such year, the payments of principal and interest required to be made during such year in respect thereof shall be based (in lieu of actual payments thereon) upon the larger of (x) an annualization of such payments required to be made with respect to the refinancing debt during the portion of such year such refinancing debt is outstanding and (y) the payments of principal and interest required to be made during the following year on account of such refinancing debt); patronage capital and operating margins, interest expense with respect to long-term debt, depreciation and amortization expense, non-operating margins — interest and long-term debt being determined in accordance with the Uniform System of Accounts prescribed at the time by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, except that (i) in computing interest expense with respect to long-term debt, and payments of interest required to be made on account of long-term debt, for the purpose of the foregoing definition, there shall be added, to the extent not otherwise included, an amount equal to 33 1∕3% of the excess of the restricted rentals paid by such member for such year over 2% of such member’s equities and margins for such year as defined in the Uniform System of Accounts prescribed by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, and (ii) in computing such member’s patronage capital and operating margins for the purpose of the foregoing definition, all cash received in respect of generation and transmission and other capital credits shall be included. The “Average Coverage Ratio” of any member means the average of the two higher Coverage Ratios of a member for each of the last three completed calendar years. (Section 1.01) The effect of these provisions is to exclude from the computation of the Coverage Ratio capital credits, except to the extent received by the member in the form of cash.
The collateral trust bond indenture requires that each mortgage securing an eligible mortgage note be consistent with CFC’s standard lending practices from time to time. (Section 1.01) There are no requirements in the collateral trust bond indenture as to the value of the property subject to the lien of a mortgage.
The collateral trust bond indenture provides that, unless an event of default under the collateral trust bond indenture exists, and other than certain limited duties specified in the collateral trust bond indenture, the trustee shall have no duties or responsibilities with regard to any mortgage which is part of the pledged property, and no duties or responsibilities with regard to the value of any property subject thereto. (Section 4.03)
“Permitted Investments” are defined to include:
•
obligations of or guaranteed by the United States or any agency thereof for which the full faith and credit of the obligor shall be pledged and which shall mature, except in the case of obligations guaranteed by RUS, not more than two years after purchase;

•
obligations of any state or municipality, or subdivision or agency of either thereof, which shall mature not more than two years after the purchase thereof and are rated AA (or equivalent) or better by at least two nationally recognized statistical rating organizations or having a comparable rating in the event of any future change in the rating system of such agencies;

•
certificates of deposit or time deposits of any bank or trust company (not including the successor trustee) organized under the laws of the United States or any state thereof, having at least $500,000,000 of capital and surplus and maturing not more than two years after purchase; and

•
commercial paper of bank holding companies or other issuers, other than CFC, generally rated in the highest category by at least two nationally recognized statistical rating agencies and maturing not more than one year after purchase. (Section 5.03)

Exercise of Rights under Pledged Mortgage Notes; Receipt of Payments
Until the occurrence of an event of default under the collateral trust bond indenture, CFC retains the right to control the exercise of rights and powers under mortgage notes pledged under the collateral trust bond indenture. (Section 15.01) Unless an event of default under the collateral trust bond indenture occurs, CFC will be entitled to receive and retain all payments on account of principal, premium, if any, and interest on any mortgage notes and Permitted Investments that are pledged under the collateral trust bond indenture with the trustee. (Section 4.02)
Modification of the Collateral Trust Bond Indenture
Modifications of the provisions of the collateral trust bond indenture may be made with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding collateral trust bonds, but, without the consent of the holder of each bond affected thereby, no such modification may:
•
effect a reduction, or a change of the stated time of payment, of the principal of or interest on any bond or of any premium payable on redemption, change the coin or currency in which the bond is payable, or impair the right to take legal action for the enforcement of any such payment;

•
permit the creation of any prior or equal lien on pledged property under the collateral trust bond indenture, terminate the lien under the collateral trust bond indenture, or deprive the holder of any bond of the lien created by the collateral trust bond indenture;

•
reduce the above-stated percentage of holders of collateral trust bonds whose consent is required to modify the collateral trust bond indenture or the percentage of holders of collateral trust bonds whose consent is required for any waiver under the collateral trust bond indenture; or

•
modify any of the provisions of certain sections of the collateral trust bond indenture, except to increase any percentage of holders or to provide that certain provisions of the collateral trust bond indenture cannot be modified or waived without the consent of the holder of each bond affected. (Section 13.02)

The collateral trust bond indenture provides that CFC and the trustee may, without the consent of any holders of collateral trust bonds, enter into supplemental collateral trust bond indentures for the purposes of:
•
evidencing the succession of another company to CFC under the collateral trust bond indenture and the assumption of all covenants of the collateral trust bond indenture by such company;

•
adding to CFC’s covenants or events of default, or other provisions for the benefit of the holders of collateral trust bonds, or to surrender any right or power in the collateral trust bond indenture conferred upon CFC;

•
changing or eliminating any restriction on the payment of principal on collateral trust bonds, provided any such action does not adversely affect the interests of the holders of collateral trust bonds in any material respect;

•
conveying, transferring and assigning to the trustee, and subjecting to the lien of the collateral trust bond indenture, additional properties of CFC, and correcting or amplifying the description of any property at any time;

•
establishing the form or terms of collateral trust bonds of any series;

•
providing for the issuance of uncertificated collateral trust bonds, original issue discount collateral trust bonds and collateral trust bonds payable in foreign currencies of one or more series;

•
modifying, eliminating or adding to the collateral trust bond indenture for purposes of maintaining qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•
curing ambiguities, defects or inconsistencies in the collateral trust bond indenture or, provided the action does not adversely affect the interests of the holders of any series of collateral trust bonds in any material respect, making other provisions with respect to matters arising under the collateral trust bond indenture; or

•
providing for mortgage notes, mortgages and/or loan agreements to be deposited with a depositary or an agency and/or permitting the addition to and withdrawal from the pledged property of such instruments, to be evidenced by a “book-entry” or other notation not requiring physical delivery of such instruments. (Section 13.01)
Waiver of Certain Covenants
Under the collateral trust bond indenture, CFC will not be required to comply with certain covenants and conditions if the holders of at least a majority in principal amount of the then outstanding collateral trust bonds waive compliance with such covenant or condition in such instance or generally, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived. (Section 7.16)
Events of Default
Each of the following will constitute an event of default under the collateral trust bond indenture:
•
failure to pay interest on any collateral trust bonds for 30 days after the interest becomes due;

•
failure to pay principal, or any premium, on any collateral trust bonds at their maturity or upon redemption;

•
failure to make any sinking fund payment;

•
failure to perform, or breach of, specified covenants in the collateral trust bond indenture for 60 days after such default is known to any officer of CFC, including the covenant to maintain eligible collateral outlined above;

•
failure to perform, or breach of, any other covenant or warranty in the collateral trust bond indenture for 60 days after notice from the trustee to CFC or from holders of at least 25% in principal amount of the then outstanding collateral trust bonds to CFC and the trustee; and

•
specified events of bankruptcy, reorganization or insolvency. (Section 9.01)

CFC is required to file annually with the trustee a written statement as to CFC’s compliance with the conditions and covenants under the collateral trust bond indenture. (Section 7.15) In case an event of default should occur and be continuing, the trustee or the holders of at least 25% in principal amount of the collateral trust bonds then outstanding may declare the principal of the collateral trust bonds to be immediately due and payable. Each declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in principal amount of the collateral trust bonds at the time outstanding. (Section 9.02)
Further, if an event of default shall have occurred and be continuing for 30 days following notice and demand for remedy of such event of default from the trustee, the trustee may sell any or all of the mortgage notes or other property pledged as collateral under the collateral trust bond indenture. (Section 9.03)
Additionally, if an event of default shall have occurred and be continuing for 30 days following notice and demand for remedy of such event of default from the trustee, the trustee shall, upon the written request of the holders of a majority in aggregate principal amount of the collateral trust bonds then outstanding and the offering of indemnity as discussed below, proceed by suit or other action to enforce payment of the collateral trust bonds or the underlying mortgage notes or other property pledged as collateral. (Sections 9.03 and 9.08)
Subject to the provisions of the collateral trust bond indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the collateral trust bond indenture at the request or direction of any of the holders of the collateral trust bonds, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by compliance. Subject to the provisions for indemnification and certain limitations contained in the collateral trust bond indenture, the holders of a majority in principal amount of the collateral trust bonds then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee is not required to expend or risk its own funds or incur financial liability if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured. (Sections 9.08, 10.01 and 10.03)
The collateral trust bond indenture provides that on receipt by the trustee of notice of an event of default, declaring an acceleration or directing the time, method or place of conducting a proceeding at law if an event of default has occurred and is continuing, the trustee shall, with respect to any series of collateral trust bonds represented by a global bond or collateral trust bonds, and may, with respect to any other series of collateral trust bonds, establish a record date for the purpose of determining holders of outstanding collateral trust bonds of the series entitled to join in the notice. (Sections 9.01, 9.02 and 9.08)
Satisfaction and Discharge; Defeasance
At the request of CFC, the collateral trust bond indenture will cease to be in effect as to CFC, except for certain obligations to register the transfer or exchange of collateral trust bonds and hold moneys for payment in trust with respect to the collateral trust bonds, when the principal of and interest on collateral trust bonds have been paid and/or CFC has deposited with the trustee, in trust, money or U.S. government obligations which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, and interest on, the collateral trust bonds in accordance with the terms of the collateral trust bonds, or such collateral trust bonds are deemed paid and discharged in the manner described in the next paragraph. (Section 14.01)
Unless the prospectus supplement relating to the collateral trust bonds provides otherwise, CFC at its option will be discharged from any and all obligations in respect of the collateral trust bonds, except for certain obligations to register the transfer or exchange of collateral trust bonds, replace stolen, lost or mutilated collateral trust bonds, maintain paying agencies and hold moneys for payment in trust, or need not comply with certain restrictive covenants of the collateral trust bond indenture, in each case on the 91st day after CFC deposits with the trustee, in trust, money and U.S. government obligations, or, in the case of collateral trust bonds denominated in a foreign currency, foreign government securities, which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the collateral trust bonds are payable all the principal of, and interest on, the collateral trust bonds on the dates on which payments are due in accordance with the terms of the collateral trust bonds. Among the conditions to CFC’s exercising this option, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the collateral trust bonds to recognize income, gain or loss for U.S. federal income tax purposes and that such holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. (Section 14.02)
At the request of CFC, the trustee will deliver or pay to CFC any U.S. government obligations, foreign government securities or money deposited with the trustee by CFC for the purposes described in the preceding two paragraphs and which, in the opinion of an independent accountant, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for other U.S. government obligations, foreign government securities or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, so long as the exchange occurs simultaneously, CFC has delivered to the trustee an officers’ certificate and opinion of counsel stating that all related conditions precedent have been complied with, and in the opinion of an independent accountant, immediately after the exchange, the obligations, securities or money then held by the trustee will be in the amount as would then have been required to be deposited with the trustee for these purposes. (Section 14.02)
Governing Law
The collateral trust bond indenture is, and the collateral trust bonds will be, governed by and construed in accordance with the laws of the State of New York.

The Trustee
U.S. Bank Trust Company, National Association is the trustee with respect to all collateral trust bonds issued under the collateral trust bond indenture.

DESCRIPTION OF SENIOR DEBT SECURITIES
The following description summarizes the general terms and provisions that may apply to the senior debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the senior debt securities and the extent, if any, to which the general terms and provisions described herein may apply to the senior debt securities included in the prospectus supplement or pricing supplement.
The senior debt securities will be issued under a senior indenture dated as of December 15, 1987, as supplemented by a First Supplemental senior indenture dated as of October 1, 1990, between CFC and U.S. Bank Trust Company, National Association, as successor trustee (as so supplemented, the “senior indenture”). The senior indenture limits the aggregate principal amount of senior indebtedness which may be issued under it, as described below under “— Restriction on Indebtedness.” Additionally, CFC may, without the consent of the holders of the senior debt securities of any series, re-open a previous series of senior debt securities and issue additional senior debt securities of the same series, which additional senior debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional senior debt securities of the same series unless the additional senior debt securities will be fungible with all senior debt securities of the same series for U.S. federal income tax purposes.
The statements in this prospectus concerning the senior indenture, one or more supplemental senior indentures and the senior debt securities do not purport to be complete and are qualified in their entirety by reference to the senior indenture and any supplemental senior indenture, each of which is or will be incorporated by reference into this prospectus.
General
The senior debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement or pricing supplement provides for an issuance to be in a form registered as to principal only with or without coupons or in bearer form with or without coupons or any combination thereof. Senior debt securities may also be issued in temporary or definitive global bearer form. Unless specified otherwise in the prospectus supplement or pricing supplement, all senior debt securities will be denominated in U.S. dollars. Registered senior debt securities will be issued in denominations of $1,000 and multiples of $1,000 and bearer senior debt securities will be issued in denominations of $5,000 and multiples of $5,000. (Sections 201 and 302)
The senior debt securities will be direct, unsecured obligations of CFC. CFC also issues secured senior debt in the form of collateral trust bonds, as discussed above under “Description of Collateral Trust Bonds,” and privately placed senior secured notes, secured by a pledge of member loans. At August 31, 2023, CFC had $7,793 million in aggregate principal amount of collateral trust bonds and $10,297 million of senior secured notes outstanding.
If any of the senior debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the senior debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement or pricing supplement will describe the restrictions, elections, specific terms and other information relative to those senior debt securities.
CFC may issue senior debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain U.S. federal income tax considerations with respect to any original issue discount securities.
The prospectus supplement or pricing supplement relating to the particular series of senior debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:
•
the title of and any limit on the aggregate principal amount of senior debt securities to be issued;

•
the persons to whom interest on the senior debt securities is payable, if other than the persons in whose names the senior debt securities are registered on the regular record date;

•
the date or dates on which the senior debt securities will mature;

•
the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the senior debt securities will bear interest;

•
the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•
the place where payments may be made on the senior debt securities;

•
any redemption or sinking fund terms;

•
the obligation or obligations, if any, to redeem or purchase the senior debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which the senior debt securities will be redeemed or purchased;

•
the denominations in which the senior debt securities will be issuable, if other than $1,000 and any integral multiple thereof  (if registered) or $5,000 and any integral multiple thereof  (if bearer);

•
the means of satisfaction and discharge of the senior indenture with respect to the senior debt securities;

•
if the amount payable in respect of principal of or any premium or interest on any of such senior debt securities may be determined with reference to an index based on a currency, currencies or currency unit or units, other than that in which the senior debt securities are stated to be payable, or any method not inconsistent with the provisions in the senior indenture, the manner in which the amounts will be determined;

•
if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on such senior debt securities will be made;

•
if other than the principal amount of the senior debt securities, the portion of the principal amount of the senior debt securities payable upon declaration of acceleration of the maturity;

•
if the senior debt securities are to be issued upon the exercise of warrants, the time, manner and place for the senior debt securities to be authenticated and delivered;

•
if either CFC or the holders of senior debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the senior debt securities are stated to be payable, then the period or periods within which, and the terms upon which, the election may be made;

•
whether the senior debt securities will be issued as registered senior debt securities, in a form registered as to principal only with or without coupons, or as bearer senior debt securities including temporary and definitive global form, or any combination thereof and applicable exchange provisions;

•
whether CFC will pay additional amounts to any holder of senior debt securities who is not a U.S. person (as defined in the disclosure relating to tax matters contained in the relevant prospectus supplement) in respect of any tax, assessment or governmental charge required to be withheld or deducted and whether CFC will have the option to redeem the applicable senior debt securities rather than pay additional amounts;

•
the applicability to the series of the senior indenture defeasance provisions;

•
whether the covenants described below under “— Restriction on Indebtedness” will apply to the senior debt securities;

•
any changes or additions to the events of default or covenants described in this prospectus;

•
if the senior debt securities are to be issued in depositary form, the depositary with respect to such depositary securities and the circumstances under which any such depositary securities may be exchanged for senior debt securities registered in the name of, and any transfer of such depositary securities may be registered to, persons other than such depositary; and
•
any other terms of the senior debt securities not inconsistent with the provisions of the senior indenture. (Section 301)

Exchange, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, registered senior debt securities of any series that are not global senior debt securities will be exchangeable for other registered senior debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if senior debt securities of any series are issuable as both registered senior debt securities and bearer senior debt securities, the holder may choose, upon written request and subject to the terms of the senior indenture, to exchange bearer senior debt securities and the appropriate related coupons of that series into registered senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer senior debt securities with attached coupons surrendered in exchange for registered senior debt securities between a regular record date or a special record date and the relevant interest payment date must be surrendered without the coupon relating to that interest payment date and interest will not be payable on that interest payment date in respect of the registered senior debt security issued in exchange for that bearer debt security. The interest will be payable only to the holder of that coupon when due in accordance with the terms of the senior indenture. Bearer senior debt securities will not be issued in exchange for registered senior debt securities. No service charge will be made for any registration of transfer or exchange of the senior debt securities but CFC may require payment of a sum sufficient to cover any applicable tax or other governmental charge. (Section 305)
You may present senior debt securities for exchange as provided above. In addition, you may present registered senior debt securities for registration of transfer together with the duly executed form of transfer at the office of the security registrar or at the office of any transfer agent designated by CFC for that purpose with respect to any series of senior debt securities referred to in an applicable prospectus supplement. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. CFC has appointed U.S. Bank Trust Company, National Association as security registrar. (Section 305) If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by CFC with respect to any series of senior debt securities, CFC may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. However, if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a transfer agent in each place of payment for such series and, if senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for such series. CFC may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)
In the event of any redemption in part, CFC will not be required to:
•
issue, register the transfer of or exchange senior debt securities of any series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

•
if senior debt securities of the series are issuable only as registered senior debt securities, the day of mailing of the relevant notice of redemption;

•
if senior debt securities of the series are issuable only as bearer senior debt securities, the day of the first publication of the relevant notice of redemption; or

•
if senior debt securities of the series are issuable as registered senior debt securities and bearer senior debt securities and there is no publication of the relevant notice of redemption, the day of mailing of the relevant notice of redemption;

•
register the transfer of or exchange any registered senior debt security, or portion thereof, so called for redemption, except the unredeemed portion of any registered senior debt security being redeemed in part; or

•
exchange any bearer senior debt security so called for redemption, except to exchange such bearer senior debt security for a registered senior debt security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)

Payment and Paying Agents
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and any interest on registered senior debt securities will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, CFC will make payment of any installment of interest on registered senior debt securities to the person in whose name that registered senior debt security is registered at the close of business on the regular record date for such interest. (Section 307)
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank Trust Company, National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to senior debt securities that are issuable solely as registered senior debt securities and as CFC’s paying agent in the Borough of Manhattan, The City of New York, for payments with respect to senior debt securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by CFC for the senior debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a paying agent in each place of payment for such series. (Section 1002)
If senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain:
•
a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered senior debt securities of that series and for payments with respect to bearer senior debt securities of that series in certain circumstances; and

•
a paying agent in a place of payment located outside the United States where senior debt securities of such series and any coupons may be presented and surrendered for payment. (Section 1002)

All moneys paid by CFC to a paying agent for the payment of principal, premium or interest on any senior debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that senior debt security or relevant coupon will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 1003)
Redemption
Any terms for the optional or mandatory redemption of senior debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to senior debt securities that are redeemable at the option of the holder, senior debt securities will be redeemable only upon notice not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all of the senior debt securities of a series or tranche are to be redeemed, the particular senior debt securities to be redeemed will be selected by a method of selection that the trustee deems fair and appropriate. (Sections 1103 and 1104)
Restriction on Indebtedness
CFC may not incur any indebtedness (including senior debt securities) or make any optional prepayment on any capital term certificate if, as a result, the principal amount of indebtedness outstanding, less the principal amount of government or government insured obligations held by CFC, on the date of such incurrence or prepayment or on any future date would exceed 20 times the sum of the members’ equity in CFC at the time of determination plus the principal amount of capital term certificates outstanding at the time of determination or at the given future date. The principal amounts of indebtedness and capital term certificates to be outstanding on any future given date will be computed after giving effect to maturities and sinking fund requirements. (Section 1007) For purposes of this restriction, indebtedness means all secured and unsecured indebtedness of CFC (including all guarantees by CFC of indebtedness of others) except capital term certificates. A “capital term certificate” is defined as a note of CFC substantially in the form of the capital term certificates of CFC outstanding on the date of the senior indenture and any other indebtedness having substantially similar provisions as to subordination. As of August 31, 2023, CFC had $30.3 billion outstanding of senior indebtedness. As of such date, within the restrictions of the senior indenture, CFC was permitted to have outstanding an additional $72.8 billion of indebtedness. As of August 31, 2023, CFC had $18.2 billion of senior secured indebtedness outstanding.
Consolidation, Merger and Sale of Assets
CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:
•
the successor is a corporation organized under the laws of any domestic jurisdiction;

•
the successor corporation executes a supplemental senior indenture pursuant to which it assumes the payment of principal of  (and premium, if any) and interest on all the senior debt securities and the performance of every covenant of CFC under the senior indenture;

•
immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•
CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the senior indenture. (Section 801)

Modification of the Senior Indenture
Without the consent of any holder of senior debt securities, CFC and the trustee may enter into one or more supplemental senior indentures for any of the following purposes:
•
to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the senior indenture and the senior debt securities;

•
to add to the covenants of CFC for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon CFC by the senior indenture;

•
to add to or change any of the provisions of the senior indenture to the extent necessary to facilitate the issuance of senior debt securities in bearer form, change or eliminate any restrictions on the manner or place of payment of principal of or any premium or interest on bearer securities, or permit bearer securities to be issued in exchange for registered securities or to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations so long as such addition or change does not adversely affect the interests of holders of senior debt securities;

•
to provide for the creation of any series of senior debt securities and to establish the form or terms of any such series as permitted by the senior indenture;

•
to cure any ambiguity or to correct or supplement any provision in the senior indenture which may be defective or inconsistent with any other provision in the senior indenture, so long as such action does not adversely affect the interest of holders of the senior debt securities;

•
to modify, eliminate or add to the provisions of this senior indenture to such extent as might be necessary to continue the qualification of the senior indenture under the Trust Indenture Act;

•
to add any additional event of defaults with respect to all or any series of senior debt securities;

•
to change or eliminate any of the provisions of the senior indenture, provided that such change or elimination shall become effective only when there is no series of senior debt securities created prior to the execution of such supplemental senior indenture that is adversely affected by such change or elimination;

•
to provide for the issuance of uncertificated senior debt securities of one or more series in addition to or in place of certificated senior debt securities;

•
to provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the senior indenture as necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee; or

•
to permit payment in the United States of principal, premium or interest on bearer securities. (Section 901)

CFC’s rights and obligations and the rights of the holders may be modified with the consent of the holders of at least a majority in principal amount of the then outstanding senior debt securities of all affected series, considered as one class. However, no supplemental senior indenture may, without the consent of the holders of all the affected outstanding senior debt securities:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any senior debt securities;

•
reduce the principal amount, any premium or the interest rate of any of the senior debt securities;

•
reduce the amount of the principal of original issue discount senior debt securities payable on any acceleration of maturity;

•
change the currency, currencies or currency unit or units in which any principal, premium or interest of any of the senior debt securities is payable;

•
change any of CFC’s obligations to maintain an office or agency in the places and for the purposes required by the senior indenture;

•
impair any right to take legal action for an overdue payment;

•
reduce the percentage required for modifications to or waivers of compliance with the senior indenture; or

•
with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 902)

A supplemental senior indenture that changes or eliminates any provision of the senior indenture expressly included solely for the benefit of a particular series of senior debt securities, or modifies the rights of the holders of senior debt securities of the series with respect to the provision, will be deemed not to affect the rights under the senior indenture of the holders of the senior debt securities of any other series. (Section 902)
The senior indenture provides that in determining whether the holders of the requisite principal amount of the outstanding senior debt securities have given or taken any direction, notice, consent, waiver or other action under the senior indenture as of any date:
•
the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to the senior indenture;

•
the principal amount of a senior debt security denominated in a foreign currency or currency unit shall be the dollar equivalent as of the date of original issuance of such senior debt security of the principal amount of such security; and

•
senior debt securities owned by the Company or any other obligor upon the senior debt securities or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except in determining whether the trustee shall be protected in relying upon any such request, demand or authorization. (Section 101)

If CFC solicits from holders of senior debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of senior debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding senior debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding senior debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)
Waiver of Certain Covenants
CFC will not be required to comply with certain restrictive covenants (including that described above under “— Restriction on Indebtedness”) if the holders of at least a majority in principal amount of all series of outstanding senior debt securities affected waive compliance with the restrictive covenants. (Section 1009)
Events of Default, Notice and Waiver
Each of the following will constitute an event of default under the senior indenture with respect to the senior debt securities of any series:
•
failure to pay interest on any senior debt security for 30 days after such interest becomes due and payable;

•
failure to pay the principal of or any premium on any senior debt security at maturity;

•
failure to deposit any sinking fund payment when such payment becomes due;

•
failure to perform or breach of the covenant described above under “— Restriction on Indebtedness” that continues for 60 days after the default becomes known to an officer of CFC;

•
failure to perform or breach of any other covenant or warranty in the senior indenture that continues for 60 days after written notice to CFC from the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of the series;

•
certain events of bankruptcy, insolvency or reorganization of CFC; and

•
such other events as may be specified for each series. (Section 501)

If an event of default with respect to any series of senior debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of such series may declare the principal amount (or, if the senior debt securities are original issue discount senior debt securities, such portion of the principal amount as may be specified by the terms of such senior debt securities) of all of the senior debt securities of that series to be immediately due and payable. (Section 502)
At any time after a declaration of acceleration with respect to the senior debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:
•
CFC has paid or deposited with the trustee a sum sufficient to pay:

•
all overdue interest on all senior debt securities of such series;

•
the principal of and premium, if any, on any senior debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such senior debt securities;

•
interest upon overdue interest at the rate or rates prescribed therefor in such senior debt securities, to the extent that payment of such interest is lawful; and

•
all amounts due to the trustee under the senior indenture; and

•
any other events of default with respect to the senior debt securities of such series, other than the nonpayment of the principal of the senior debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the senior indenture. (Section 502)

The holders of a majority in principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series provided that such direction shall not be in conflict with any rule of law or the senior indenture. The trustee may take any other action that is consistent with such directions and may decline to act if the trustee determines that such direction would involve it in personal liability. (Section 507)
The holders of not less than a majority in principal amount of the outstanding senior debt securities of any series may, on behalf of the holders of all of the outstanding senior debt securities of such series, waive any past default with respect to such series and its consequences, except a default:
•
in the payment of the principal of or any premium or any interest on any senior debt security of such series; or

•
in respect of a covenant or provision which, under the terms of the senior indenture, cannot be modified or amended without the consent of the holders of all of the outstanding senior debt securities of such series. (Section 508)

The senior indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of senior debt securities to act with the required standard of care, to be indemnified by the holders of the senior debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 601 and 603)
No holder of a senior debt security of any series will have any right to institute any proceeding with respect to the senior indenture, or for the appointment of a receiver, or for any other remedy, unless:
•
an event of default with respect to the senior debt securities of such series shall have occurred and be continuing, written notice of which has previously been given to the trustee by such holder;

•
the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series have made written request for institution of such proceeding to the trustee and have offered reasonable indemnity to the trustee; and

•
the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer. (Section 509)

The senior indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of senior debt securities, give to the holders of the senior debt securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of a default in the payment of the principal of or any premium or any interest on, or any sinking fund or purchase fund installment with respect to, any of the senior debt securities of such series, the trustee will be protected in withholding this notice if it in good faith determines that the withholding of such notice is in the interest of those holders. Such notice shall not be given until at least 60 days after the occurrence of default in respect of the performance or breach of any covenant or warranty other than for the payment of the principal of or premium or any interest on, or any sinking fund installment with respect to, any of the senior debt securities of such series. (Section 602)
The senior indenture requires CFC to file annually with the trustee a certificate, executed by two officers of CFC, indicating each such officer’s supervision of a review of CFC’s activities and performance under the senior indenture and whether, based on such review, CFC has performed its obligations under the senior indenture or if there has been a default in the fulfillment of such obligations. (Section 1008)

Meetings
The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of such series are issuable as bearer senior debt securities. (Section 1201) A meeting may be called at any time by the trustee and also, upon request, by CFC or the holders of at least 10% in principal amount of the outstanding senior debt securities of such series, upon notice given in accordance with “Notices” below. (Section 1202) Persons entitled to vote a majority in principal amount of the outstanding senior debt securities of a series shall constitute a quorum at a meeting of holders of senior debt securities of such series. In the absence of a quorum, a meeting called by the holders of senior debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned for a period of at least 10 days, and in the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for a period of at least 10 days, at which further adjourned meeting persons entitled to vote 25% in aggregate principal amount of the outstanding senior debt securities of such series shall constitute a quorum. Except for any consent which must be given by the holder of each outstanding senior debt security affected thereby, as described above under “— Modification of the Senior Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the lesser of:
•
the holders of a majority in principal amount of the outstanding senior debt securities of such series; and

•
66 2∕3% in aggregate principal amount of outstanding senior debt securities of such series represented and voting at such meeting.

However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the lesser of:
•
the holders of such specified percentage in principal amount of the outstanding senior debt securities of such series; and

•
a majority in principal amount of outstanding senior debt securities of such series represented and voting at the meeting.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of such series and the related coupons. (Section 1204)
Notices
Notices to holders of registered senior debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106) Except as otherwise provided in the senior indenture or such bearer senior debt securities, notices to holders of bearer senior debt securities will be given by publication at least once in a daily newspaper in The City of New York and London and will be mailed to the persons whose names and addresses were previously filed with the trustee, within the time prescribed for the giving of such notice.
Title
CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a registered senior debt security is registered, in the case of registered senior debt securities, and the bearer of any bearer senior debt security and the bearer of any coupon, in the case of bearer senior debt securities, as the absolute owner thereof whether or not such senior debt security or coupon is overdue and notwithstanding any notice to the contrary for the purpose of making payment and for all other purposes. (Section 308)
Title to any bearer senior debt security (including any bearer senior debt security in temporary or definitive global bearer form) and any coupons will pass by delivery.

Replacement of Senior Debt Securities and Coupons
CFC will replace any mutilated senior debt security and any senior debt security with a mutilated coupon at the expense of the holder upon surrender of such mutilated senior debt security or senior debt security with a mutilated coupon to the trustee. CFC will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of any coupon which becomes destroyed, stolen or lost, that coupon will be replaced upon surrender to the trustee of the senior debt security with all related coupons not destroyed, stolen or lost by issuance of a new senior debt security in exchange for the senior debt security to which such coupon relates. In the case of a destroyed, lost or stolen senior debt security or coupon, an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)
Satisfaction and Discharge; Defeasance
At CFC’s request, the senior indenture will cease to be in effect as to any specified series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities and hold moneys for payment in trust) if:
•
all the senior debt securities of such series have been cancelled by the trustee;

•
in the case of senior debt securities and coupons not delivered to the trustee for cancellation, the senior debt securities or coupons have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and, in each case, CFC has deposited with the trustee, in trust, money and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency units or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities; or

•
the senior debt securities or coupons are deemed paid and discharged in the manner described in the next paragraph. (Section 401)

Unless the prospectus supplement or pricing supplement relating to the offered senior debt securities provides otherwise, CFC at its option:
•
will be discharged from any and all obligations in respect of such series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities and coupons, maintain paying agencies and hold moneys for payment in trust); or

•
need not comply with certain restrictive covenants of the senior indenture (including those described above under “— Restriction on Indebtedness”),

in each case after CFC deposits with the trustee, in trust, money, and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities.
Among the conditions to CFC’s exercising any such option, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the offered senior debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 403)
At CFC’s request, the trustee will deliver or pay to CFC any U.S. government obligations, foreign government securities or money deposited, for the purposes described in the preceding two paragraphs, with the trustee by CFC and which, in the opinion of a nationally-recognized firm of independent public accountants, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for, simultaneously, other U.S. government obligations, foreign government securities or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, if, in the opinion of a nationally-recognized firm of independent public accountants, immediately after such exchange, the obligations, securities or money then held by the trustee will be in the amount then required to be deposited with the trustee for such purposes. (Section 403)
Governing Law
The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)
The Trustee
U.S. Bank Trust Company, National Association is the trustee under the senior indenture.
Limitations on Issuance of Bearer Securities
Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer senior debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer senior debt security, in any prospectus supplement providing for the issuance of bearer senior debt securities.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES
The following description summarizes the general terms and provisions that may apply to the subordinated debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the subordinated debt securities and the extent, if any, to which the general terms and provisions described herein may apply to the subordinated debt securities included in the prospectus supplement or pricing supplement.
The subordinated debt securities will be issued under an indenture dated as of October 15, 1996 between CFC and U.S. Bank Trust Company, National Association, as successor trustee, or other trustee to be named (the “subordinated indenture”). The subordinated indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Additionally, CFC may, without the consent of the holders of the subordinated debt securities of any series, re-open a previous series of subordinated debt securities and issue additional subordinated debt securities of the same series, which additional subordinated debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional subordinated debt securities of the same series unless the additional subordinated debt securities will be fungible with all the subordinated debt securities of the same series for U.S. federal income tax purposes.
The statements in this prospectus concerning the subordinated indenture, one or more supplemental subordinated indentures and the subordinated debt securities do not purport to be complete and are qualified in their entirety by reference to the subordinated indenture and any supplemental subordinated indenture, each of which is or will be incorporated by reference into this prospectus.
General
The subordinated debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in a form registered as to principal only with or without coupons or if provided for in a supplemental subordinated indenture or board resolution, in bearer form with or without coupons, or any combination thereof. Unless specified otherwise in the prospectus supplement, all subordinated debt securities will be denominated in U.S. dollars in denominations of $1,000 and multiples of $1,000. (Sections 201 and 302)
The subordinated debt securities will be direct, unsecured and subordinated obligations of CFC.
If any of the subordinated debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the subordinated debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement or pricing supplement will describe the restrictions, elections, specific terms and other information relative to those subordinated debt securities.
CFC may issue subordinated debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See the disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain U.S. federal income tax considerations with respect to any original issue discount securities.
The prospectus supplement or pricing supplement relating to the particular series of subordinated debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:
•
the title of and any limit on the aggregate principal amount of subordinated debt securities to be issued;

•
the persons to whom interest on the subordinated debt securities, or any tranche thereof, is payable, if other than the persons in whose names the subordinated debt securities are registered on the regular record date;

•
the date or dates on which the subordinated debt securities will mature;

•
the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the subordinated debt securities will bear interest;

•
the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•
the place where payments may be made on the subordinated debt securities, registration of transfer may be effected, exchanges of subordinated debt securities may be effected and notices to or demands upon the Company may be served;

•
any redemption or sinking fund terms;

•
the obligation or obligations, if any, to redeem or purchase the subordinated debt securities, or any tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a holder and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the subordinated debt securities will be redeemed or purchased;

•
the denominations in which the subordinated debt securities will be issuable, if other than $1,000 and any integral multiple thereof;

•
if the amount payable in respect of principal of or any premium or interest on any of such subordinated debt securities may be determined with reference to an index or other fact or event ascertainable outside the subordinated indenture, the manner in which the amounts will be determined;

•
if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on such subordinated debt securities will be payable;

•
if other than the principal amount of the subordinated debt securities, the portion of the principal amount of the subordinated debt securities payable upon declaration of acceleration of the maturity;

•
if the principal of or premium or interest on the subordinated debt securities is to be payable in securities or other property, the type and amount of securities or other property, or the method of determining the amount, and the terms and conditions of the election;

•
the terms, if any, on which subordinated debt securities may be converted into or exchanged for securities of CFC or any other person;

•
the obligations or instruments, if any, considered eligible obligations in respect of subordinated debt securities denominated in a currency other than dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of CFC’s indebtedness in respect of the subordinated debt securities after their satisfaction and discharge;

•
if either CFC or the holders of subordinated debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the subordinated debt securities are stated to be payable, then the period or periods within which, and the terms upon which, any such election may be made;

•
if the subordinated debt securities are to be issued in global form, the depositary with respect to the global subordinated debt securities, any limitations on the rights of the holders of the subordinated debt securities to transfer or exchange them or to obtain the registration of transfer or to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such subordinated debt securities;

•
if the subordinated debt securities are to be issuable as bearer securities, any and all matters incidental thereto;

•
Any limitations on the rights of a holder to transfer or exchange the subordinated debt securities or to obtain the registration of transfer thereof, and the amount or terms of any service charge for the registration of transfer or exchange of the subordinated debt securities;

•
any changes to the events of default or covenants described in this prospectus; and

•
any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture. (Section 301)

Except as otherwise described in the applicable prospectus supplement, the covenants contained in the subordinated indenture would not afford holders of subordinated debt securities protection in the event of a highly-leveraged transaction involving CFC.
Subordination
The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of CFC.
No payment of principal of, including redemption and sinking fund payments, or premium or interest on, the subordinated debt securities may be made if any senior indebtedness is not paid when due, or a default has occurred with respect to the senior indebtedness permitting the holders to accelerate its maturity and the default has not been cured or waived and has not ceased to exist. Upon any acceleration of the principal amount due on the subordinated debt securities or any payment or distribution of assets of CFC to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions until all amounts owing on the senior indebtedness are paid in full. (Article 15)
The term “senior indebtedness” is defined in the subordinated indenture to mean:
•
all indebtedness heretofore or hereafter incurred by CFC for money borrowed unless by its terms it is provided that such indebtedness is not senior indebtedness;

•
all other indebtedness hereafter incurred by CFC which by its terms provides that such indebtedness is senior indebtedness;

•
all guarantees, endorsements and other contingent obligations in respect of, or obligations to purchase or otherwise acquire or service, indebtedness or obligations of others; and

•
any amendments, modifications, deferrals, renewals or extensions of any such senior indebtedness, or debentures, notes or evidences of indebtedness heretofore or hereafter issued in evidence of or exchange of such senior indebtedness. (Section 101)

The subordinated indenture does not limit the aggregate amount of senior indebtedness that CFC may issue. As of August 31, 2023, outstanding senior indebtedness of CFC aggregated approximately $30.3 billion, including contingent guarantees of $0.9 billion.
Exchange, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, subordinated debt securities of any series that are not global subordinated debt securities will be exchangeable for other subordinated debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. (Section 305)
Subject to the terms of the subordinated indenture and the limitations applicable to global securities, subordinated debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent designated by CFC for such purpose. CFC may designate itself the security registrar. No service charge will be made for any registration of transfer or exchange of subordinated debt securities, but CFC may require payment of a sum sufficient to cover any applicable tax or other governmental charge. The transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305) Any transfer agent in addition to the security registrar initially designated by CFC for any subordinated debt securities will be named in the applicable prospectus supplement. CFC may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but CFC will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series. (Section 602)

CFC will not be required to:
•
register the transfer of or exchange any subordinated debt securities or any tranche thereof during a period of 15 days immediately preceding the date notice of redemption of any such subordinated debt security called for redemption is to be given; or

•
register the transfer of or exchange any subordinated debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such subordinated debt security being redeemed in part. (Section 305)

Payment and Paying Agents
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and interest on the subordinated debt securities of a particular series will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, CFC will make payment on any installment of interest on registered subordinated debt securities to the person in whose name that registered subordinated debt security is registered at the close of business on the regular record date for such interest. (Section 307)
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank Trust Company, National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to subordinated debt securities. Any paying agents outside the United States and any other paying agents initially designated by CFC for the subordinated debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but CFC will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series. (Section 602)
All moneys paid by CFC to a paying agent for the payment of the principal, premium or interest on any subordinated debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that subordinated debt security will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 603)
Redemption
Any terms for the optional or mandatory redemption of subordinated debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to subordinated debt securities that are redeemable at the option of the holder, subordinated debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all the subordinated debt securities of a series or tranche are to be redeemed, the particular subordinated debt securities to be redeemed will be selected by a method of random selection that the security registrar deems fair and appropriate. (Sections 403 and 404)
Any notice of redemption at the option of CFC may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such subordinated debt securities. The notice may also state that if the money has not been received, the notice will be of no force and effect and CFC will not be required to redeem such subordinated debt securities. (Section 404)
Consolidation, Merger, and Sale of Assets
CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:
•
the successor is a corporation organized under the laws of any domestic jurisdiction;

•
the successor corporation executes a supplemental subordinated indenture pursuant to which it assumes the payment of principal of  (and premium, if any) and interest on all the subordinated debt securities and the performance of every covenant of CFC under the subordinated indenture;

•
immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•
CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the subordinated indenture. (Section 1101)

Modification of the Subordinated Indenture
Without the consent of any holder of subordinated debt securities, CFC and the trustee may enter into one or more supplemental subordinated indentures for any of the following purposes:
•
to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the subordinated indenture and the subordinated debt securities;

•
to add one or more covenants of CFC or other provisions for the benefit of the holders of all or any series of the subordinated debt securities or to surrender any right or power conferred upon CFC by the subordinated indenture;

•
to add any additional events of default with respect to all or any series of outstanding subordinated debt securities;

•
to change or eliminate any provision of the subordinated indenture or to add any new provision to the subordinated indenture, but if the change, elimination or addition will adversely affect the interests of the holders of subordinated debt securities of any series in any material respect, the change, elimination or addition will not become effective with respect to the series;

•
to provide collateral security for the subordinated debt securities;

•
to establish the form or terms of subordinated debt securities of any series as permitted by the subordinated indenture;

•
to provide for the acceptance of appointment by a successor trustee with respect to the subordinated debt securities of one or more series and to add to or change any of the provisions of the subordinated indenture as necessary to provide for or facilitate the administration of the trusts under the subordinated indenture by more than one trustee;

•
to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of subordinated debt securities;

•
to change any place where:

•
the principal of and premium, if any, and interest, if any, on any subordinated debt securities is payable;

•
any subordinated debt securities may be surrendered for registration of transfer or exchange; or

•
notices and demands to or upon CFC in respect of subordinated debt securities and the subordinated indenture may be served; or

•
to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the subordinated indenture, so long as such changes or additions do not adversely affect the interests of the holders of subordinated debt securities of any series in any material respect. (Section 1201)

If the Trust Indenture Act is amended after the date of the subordinated indenture to require changes to the subordinated indenture or the incorporation of additional provisions or to permit changes to, or the elimination of, provisions which, at the date of the subordinated indenture, were required by the Trust Indenture Act to be contained in the subordinated indenture, the subordinated indenture will be deemed amended so as to conform to the amendment or to effect the changes or elimination. CFC and the trustee may, without the consent of any holders, enter into one or more supplemental subordinated indentures to evidence or effect the amendment. (Section 1201)

Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the subordinated debt securities of all series then outstanding, considered as one class, is required to add any provisions to, or change in any manner, or eliminate any of the provisions of, the subordinated indenture. However, if less than all of the series of subordinated debt securities outstanding are directly affected by a proposed supplemental subordinated indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding subordinated debt securities of all series so directly affected, considered as one class, will be required. If the subordinated debt securities of any series have been issued in more than one tranche and if the proposed supplemental subordinated indenture directly affects the rights of the holders of one or more, but less than all, tranches, the consent only of the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all tranches directly affected, considered as one class, will be required. However, no supplemental subordinated indenture may, without the consent of the holders of all of the affected outstanding subordinated debt securities:
•
change the stated maturity, installment or interest rate of any of the subordinated debt securities;

•
reduce the principal amount, any premium or the interest rate on any of the subordinated debt securities;

•
reduce the amount of the principal of original issue discount subordinated debt securities payable on acceleration of maturity;

•
change the coin or currency or other property in which any principal, premium or interest of any of the subordinated debt securities is payable;

•
impair any right to take legal action for an overdue payment;

•
reduce the percentage required for modifications to or waivers of compliance with the subordinated indenture;

•
reduce the requirements for quorum or voting; or

•
with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 1202)

A supplemental subordinated indenture that changes or eliminates any provision of the subordinated indenture expressly included solely for the benefit of a particular series of subordinated debt securities or tranches, or modifies the rights of the holders of subordinated debt securities of the series or tranches with respect to the provision, will be deemed not to affect the rights under the subordinated indenture of the holders of the subordinated debt securities of any other series or tranche. (Section 1202)
The subordinated indenture provides that in determining whether the holders of the requisite principal amount of the outstanding subordinated debt securities have given or taken any direction, notice, consent, waiver or other action under the subordinated indenture as of any date:
•
subordinated debt securities owned by CFC or any other obligor upon the securities or any affiliate of CFC or of the other obligor unless CFC, the affiliate or obligor owns all securities outstanding under the subordinated indenture, or all outstanding subordinated debt securities of each the series and the tranche, as the case may be, determined without regard to this bullet point shall be disregarded and deemed not outstanding;

•
the principal amount of a discount subordinated debt security deemed outstanding shall be the amount of the principal that would be due and payable as of the date of determination upon a declaration of acceleration of the maturity as provided in the subordinated indenture; and

•
the principal amount of a subordinated debt security denominated in foreign currencies or a composite currency deemed outstanding will be the dollar equivalent, determined as of that date in the manner prescribed for that subordinated debt security, of the principal amount of that subordinated debt security, or, in the case of a subordinated debt security described in the second bullet point above, of the amount described in that bullet point. (Section 101)

If CFC solicits from holders of subordinated debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of subordinated debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding subordinated debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding subordinated debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)
Waiver of Certain Covenants
CFC will not be required to comply with certain restrictive covenants if the holders of at least a majority in principal amount of all series of outstanding subordinated debt securities affected waive compliance with the restrictive covenants. (Section 606)
Events of Default, Notice and Waiver
Each of the following will constitute an event of default under the subordinated indenture with respect to subordinated debt securities of any series:
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failure to pay interest on any subordinated debt securities for 60 days after the interest becomes due and payable;

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failure to pay principal or premium, if any, on any subordinated debt security within three business days after the subordinated debt security becomes due;

•
failure to perform or breach of any other covenant or warranty in the subordinated indenture that continues for 60 days after written notice to CFC from the trustee, or holders of at least 33% in principal amount of the outstanding subordinated debt securities of the series;

•
certain events of bankruptcy, insolvency or reorganization of CFC; and

•
such other events as may be specified for each series.

No event of default with respect to one series of subordinated debt securities necessarily constitutes an event of default with respect to another series of subordinated debt securities. (Section 801)
If an event of default with respect to any series of subordinated debt securities has occurred and is continuing, either the trustee or the holders of not less than 33% in principal amount of the outstanding subordinated debt securities of such series may declare the principal amount (or if the subordinated debt securities are original issue discount subordinated debt securities, such portion of the principal amount as may be specified by the terms of such subordinated debt securities) of all of the subordinated debt securities of that series to be immediately due and payable. However, if an event of default has occurred and is continuing with respect to more than one series of subordinated debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, and not the holders of the subordinated debt securities of any one series may make the declaration of acceleration. (Section 802)
At any time after a declaration of acceleration with respect to the subordinated debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:
•
CFC has paid or deposited with the trustee a sum sufficient to pay:

•
all overdue interest on all subordinated debt securities of such series;

•
the principal of and premium, if any, on any subordinated debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such subordinated debt securities;

•
interest upon overdue interest at the rate or rates prescribed therefor in such subordinated debt securities, to the extent that payment of such interest is lawful; and

•
all amounts due to the trustee under the subordinated indenture; and

•
any other events of default with respect to the subordinated debt securities of such series, other than the nonpayment of the principal of the subordinated debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the subordinated indenture. (Section 802)

If an event of default has occurred and is continuing, in respect of a series of subordinated debt securities, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the subordinated debt securities of such series; provided that if an event of default has occurred and is continuing in respect of more than one series of subordinated debt securities, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, may make such direction; provided further that such direction shall not be in conflict with any rule of law or the subordinated indenture, or involve the trustee in personal liability where indemnification would not, in the trustee’s discretion, be adequate. The trustee may take any other action that is consistent with such directions. (Section 812)
The holders of not less than a majority in principal amount of the outstanding subordinated debt securities of any series may, on behalf of the holders of all of the outstanding subordinated debt securities of such series, waive any past default under the subordinated indenture with respect to such series and its consequences, except a default:
•
in the payment of principal, premium or interest on any subordinated debt security of such series; or

•
in respect of a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of the holders of all of the outstanding subordinated debt securities of such series. (Section 813)

The subordinated indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of subordinated debt securities to act with the required standard of care, to be indemnified by the holders of the subordinated debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 901 and 903)
No holder of a subordinated debt security of any series will have any right to institute any proceeding with respect to the subordinated indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•
an event of default with respect to the subordinated debt securities of such series shall have occurred and be continuing, written notice for which has previously been given to the trustee by such holder;

•
the holders of not less than 33 1/3% in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for institution of such proceeding and have offered reasonable indemnity to the trustee; and

•
the trustee has failed to institute such proceeding and has not received from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 807)

These limitations do not apply to a suit instituted by a holder of a subordinated debt security for the enforcement of payment of the principal of or any premium or interest on the subordinated debt security on or after the applicable maturity date specified in such subordinated debt security. (Section 808)

The subordinated indenture provides that the trustee will give notice of any uncured and unwaived default under the subordinated indenture with respect to any series of subordinated debt securities to the holders of such series in the manner and to the extent required by the Trust Indenture Act, except that no notice of any default with respect to any of CFC’s covenants or warranties shall be given until at least 75 days after the occurrence of such default. (Section 902)
The subordinated indenture requires CFC to file annually with the trustee a certificate, executed by an officer of CFC as to such officer’s knowledge of CFC’s compliance with all conditions and covenants under the subordinated indenture, determined without regard to any grace period or notice requirements. (Section 605)
Meetings
A meeting may be called at any time by the trustee and also, upon request to the trustee, by CFC or the holders of at least 33% in principal amount of the outstanding subordinated debt securities of all series and tranches upon notice given in accordance with “— Notices” below. (Section 1302) Persons entitled to vote a majority in principal amount of the outstanding subordinated debt securities of such series or tranches shall constitute a quorum at a meeting of holders of subordinated debt securities of such series or tranches. However, if any action is to be taken at such meeting which the subordinated indenture provides may be taken by holders of subordinated debt securities of a specified percentage that is less than a majority in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, shall constitute a quorum. In the absence of a quorum, a meeting called by holders of subordinated debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned as determined by the chairman of the meeting. In the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for such period as may be determined by the chairman of the meeting. Except for any consent which must be given by the holder of each outstanding subordinated debt security affected thereby, as described above under “— Modification of the Subordinated Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of a majority in aggregate principal amount of the outstanding subordinated debt securities. (Section 1304)
However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding subordinated debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding subordinated debt securities of that series. (Section 1304)
Any resolution passed or decision taken at any meeting of holders of subordinated debt securities of any series duly held in accordance with the subordinated indenture will be binding on all holders of subordinated debt securities of that series and the related coupons. (Section 1304)
Notices
Notices to holders of registered subordinated debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106)
Title
CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a subordinated debt security is registered as the absolute owner of such subordinated debt security, whether or not such subordinated debt security may be overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)
Satisfaction and Discharge; Defeasance
Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any subordinated debt security, or any portion of the principal amount, will be deemed paid for purposes of the subordinated indenture, and, at CFC’s election, the entire indebtedness of CFC in respect thereof will be deemed satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent other than CFC in trust any of the following in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated debt securities or portions thereof:
•
money;

•
eligible obligations; or

•
a combination of the above bullet points. (Section 701)

For this purpose, unless otherwise indicated in the applicable prospectus supplement or pricing supplement, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of its full faith and credit, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due on them, in each case which do not contain provisions permitting the redemption or other prepayment at the option of the issuer. Among the conditions to CFC’s making the election to have all indebtedness issued under the subordinated indenture deemed satisfied and discharged, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the subordinated debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred.
Replacement of Subordinated Debt Securities
CFC will replace any mutilated subordinated debt security at the expense of the holder upon surrender of such mutilated subordinated debt security to the trustee. CFC will replace subordinated debt securities that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of a destroyed, lost or stolen subordinated debt security, an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such subordinated debt security before a replacement subordinated debt security will be issued. (Section 306)
Governing Law
The subordinated indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)
The Trustee
U.S. Bank Trust Company, National Association is the trustee under the subordinated indenture.
Limitations on Issuance of Bearer Securities
Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer subordinated debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer subordinated debt security, in any prospectus supplement providing for the issuance of bearer subordinated debt securities.

GLOBAL SECURITIES
The Depository Trust Company (“DTC”) will act as securities depository for the securities. The securities will be issued as fully-registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered certificates will be issued as global securities for each issue of the securities in the aggregate principal amount of such issue, and will be deposited with, or held for the benefit of, DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“direct participants”) deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the securities (“beneficial owner”) is in turn to be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.
To facilitate subsequent transfers, all the securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to CFC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of principal and interest and redemption proceeds on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from CFC, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, CFC or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal and interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of CFC or the trustee, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursements of such payments to the beneficial owners shall be the responsibility of participants.
DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to CFC or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, the securities certificates are required to be printed and delivered. Certificates may also be printed and delivered in the event of an event of default under the indenture and the subsequent surrender by DTC of the global securities.
CFC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, the securities certificates will be printed and delivered.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that CFC believes to be reliable (including DTC), but CFC takes no responsibility for the accuracy thereof.
Neither CFC, the trustee nor any underwriter will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the securities, or payments to, or the providing of notice for, participants or beneficial owners.

PLAN OF DISTRIBUTION
CFC may sell the securities being offered hereby:
•
directly to purchasers;

•
through agents; or

•
through underwriters or dealers.

The dealers, agents or underwriters with respect to an offering of securities will be named in any prospectus supplement or pricing supplement relating to the offering.
If a dealer is utilized in the sale of any securities, CFC will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The initial public offering price and any discounts or concessions allowed or reallowed or paid to any dealers set forth in the prospectus supplement may change from time to time.
If an agent is utilized in the sale, unless otherwise indicated in the prospectus supplement, any such agent will be acting on a reasonable best-efforts basis for the period of its appointment.
If underwriters are utilized in the sale, CFC will enter into an underwriting agreement with those underwriters and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities or warrants in respect of which this prospectus is delivered to the public. Unless otherwise set forth in the prospectus supplement or pricing supplement, the obligations of any underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased.
Any dealers, agents and underwriters may be deemed to be underwriters and any discounts, commissions or concessions received by them from CFC or any profit on the resale of the securities or warrants by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from CFC will be described in the prospectus supplement.
Under agreements entered into with CFC, dealers, agents and underwriters who participate in the distribution of the securities may be entitled to indemnification by CFC against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.
If indicated in the prospectus supplement, CFC will authorize agents and underwriters to solicit offers by certain institutions to purchase the securities from CFC at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and unless CFC otherwise agrees the aggregate principal amount of the securities sold pursuant to contracts will be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to CFC’s approval. Contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement or pricing supplement will be granted to agents and underwriters soliciting purchases of the securities pursuant to a contract accepted by CFC. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.
The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the prospectus supplement.
Each underwriter, dealer and agent participating in the distribution of any of the securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, the securities in bearer form in the United States or its possessions or to U.S. persons (other than qualifying financial institutions) in connection with the original issuance of the securities. See “Limitations on Issuance of Bearer Securities.”
All the securities will be a new issue of securities with no established trading market. Any underwriters to whom the securities are sold by CFC for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.
Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for CFC in the ordinary course of business.
In connection with offerings made hereby, the underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters or agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and short positions created by the underwriters or agents involve the sale by the underwriters or agents of a greater aggregate principal amount of securities than they are required to purchase from CFC. The underwriters or agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in an offering may be reclaimed by the underwriters or agents if such securities are repurchased in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

LEGAL MATTERS
The validity of the securities offered hereby and certain other matters in connection with an offering of the securities will be passed upon for CFC by Hogan Lovells US LLP. The dealers, agents or underwriters, if any, will be represented by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2023 and 2022, and for each of the years in the three-year period ended May 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

National Rural Utilities
Cooperative Finance Corporation
$       7.125% Fixed-to-Fixed Reset Rate
Subordinated Notes due 2053
(Subordinated Deferrable Interest Notes)
PROSPECTUS SUPPLEMENT
Sole Book-Running Manager
Mizuho